As filed with the Securities and Exchange Commission on February 28, 2011.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	72-1424200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1615 Poydras Street
New Orleans, Louisiana 70112
(504) 582-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Douglas N. Currault II
Assistant General Counsel and Assistant Secretary
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
(504) 582-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Monique A. Cenac
Jones, Walker, Waechter,
Poitevent, Carrère & Denègre, L.L.P.
333 N. Central Avenue
Phoenix, Arizona 85004
(602) 366-7889
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
maximum
Title of each class of securities	Amount to be	aggregate	Amount of
to be registered	registered	offering price	registration fee
5.75% Convertible Perpetual Preferred Stock, Series 2	$500,000,000(1)	$500,000,000(1)	$58,050(2)
Common Stock, $.01 par value per share	36,390,100 (3)	N/A	N/A (4)
Total	—	—	$58,050

(1)	Represents the aggregate purchase price of the 5.75% Convertible Perpetual Preferred Stock, Series 2 (the “convertible perpetual preferred stock”) issued by McMoRan Exploration Co. in a private placement transaction in December 2010.

(2)	Calculated in accordance with Rule 457(i) under the Securities Act.

(3)	Assumes conversion of the convertible perpetual preferred stock at the maximum conversion rate of 72.78 shares of common stock per share of convertible perpetual preferred stock. In addition to the shares of common stock set forth in the table, pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminable additional number of shares of common stock issuable upon conversion of the convertible perpetual preferred stock as a result of stock splits, stock dividends and similar events.

(4)	No additional consideration will be received for the common stock issuable upon conversion of the convertible perpetual preferred stock and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS
McMoRan Exploration Co.
5.75% Convertible Perpetual Preferred Stock, Series 2

     We issued and sold 500,000 shares of our 5.75% Convertible Perpetual Preferred Stock, Series 2 (the “convertible perpetual preferred stock”) through a private placement in December 2010. The selling security holder identified in this prospectus may use this prospectus to resell their convertible perpetual preferred stock and any shares of our common stock issuable upon conversion of their convertible perpetual preferred stock as described in “Plan of Distribution.” We will not receive any proceeds from this offering.
     Each share of the convertible perpetual preferred stock is convertible, at the option of the holder, at any time into shares of our common stock at an initial conversion rate of 62.5 shares of our common stock, which is equal to an initial conversion price of $16.00 per share of our common stock. The conversion rate is subject to adjustment upon the occurrence of certain events as described under “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate.” In addition, upon the occurrence of certain corporate events, we will in certain circumstances increase the conversion rate for a holder who converts its convertible perpetual preferred stock in connection with such a corporate event.
     Holders of our convertible perpetual preferred stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative cash dividends at the rate of 5.75% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2011. Dividends on our convertible perpetual preferred stock are cumulative from the date of initial issuance at an annual rate of 5.75%. Each share of convertible perpetual preferred stock has a liquidation preference of $1,000.
     We may not redeem any shares of convertible perpetual preferred stock before December 30, 2013. On or after December 30, 2013, we may redeem some or all of the shares of convertible perpetual preferred stock at a redemption price (the “redemption price”) equal to 100% of the liquidation preference, plus accumulated and unpaid dividends thereon to, but excluding, the redemption date, but only if the closing sale price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the last trading day before the date we give the redemption notice exceeds 130% of the conversion price in effect on each such trading day. We must pay the redemption price in cash.
     The convertible perpetual preferred stock is a new security for which there is currently no public market. We cannot assure you that an active or liquid market will develop for our convertible perpetual preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “MMR.” On February 25, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $17.31 per share.
     Investing in the convertible perpetual preferred stock involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the convertible perpetual preferred stock, including the discussion of material risks described in “Risk Factors” beginning on page 5 of this prospectus for more information.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2011.

     This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers to sell these securities will be made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference are accurate only as of the date of this prospectus or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.
     This prospectus is based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information and we refer you to those documents and information for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the debentures, including the merits and risks involved.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated in this prospectus by reference to other documents and may include statements for periods following this offering. Our representatives may also make forward-looking statements. Forward-looking statements are all statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (or other similar expressions) will, should or may occur in the future, including, without limitation: statements regarding our financial plans; our indebtedness; our acquisition strategies; potential for value creation from property acquisitions, including the potential created through the recent acquisition of assets from Plains Exploration & Production Company; our exploration and development plans and related costs; the creditworthiness of our customers; agreements with third parties; losses from our operations; our ability to satisfy our reclamation, indemnification and environmental obligations; anticipated flow rates of producing and new wells; drilling potential and results; access to capital to fund our drilling activities; reserve estimates and depletion rates; general economic and business conditions; risks and hazards inherent in the production of oil and natural gas; demand and potential demand for oil and natural gas; trends in oil and natural gas prices; amounts and timing of capital expenditures and reclamation costs; our ability to hold current or future lease acreage rights; evaluating significant prospects; failure of our partners to fulfill their commitments; accounting methods we use to record our exploration results; and compliance with environmental regulations. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions and/or statements that are not historical facts, in each case as they relate to us or our management, are intended to identify those assertions as forward-looking statements.
     The company believes that any of its forward-looking statements are based on reasonable assumptions. However, we caution readers that these statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that may cause our actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from property acquisitions, including the recent acquisition of assets from Plains Exploration & Production Company, exercise of preferential rights to purchase, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced by wells operated by third parties where we are a participant), oil and natural gas reserve expectations, the potential adoption of new governmental regulations (including any enhanced regulatory oversight attributable to the governmental response to the Deepwater Horizon incident), failure of third party partners to fulfill their commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to hold current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail under the heading “Risk Factors.”
     Investors are cautioned that many of the facts and other information underlying the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

SUMMARY
     The following summary provides an overview of selected information about us. This summary is qualified in its entirety by the more detailed information, including our consolidated financial statements and related notes thereto, included or incorporated by reference in this prospectus. You should carefully consider the entire prospectus, including the “Risk Factors” section, before making an investment decision. Except as otherwise described herein or unless the context otherwise requires, all references to “McMoRan,” “MMR,” “we,” “us,” and “our” in this prospectus refer to McMoRan Exploration Co. and all entities owned or controlled by McMoRan Exploration Co.
The Company
     We engage in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area of the United States. We have one of the largest acreage positions in the shallow waters of the Gulf of Mexico and Gulf Coast areas, which are our regions of focus. We have rights to approximately 880,000 gross acres, including over 200,000 gross acres associated with the ultra-deep gas play below the salt weld. Our focused strategy enables us to capitalize on our geological, engineering and production strengths in these areas where we have more than 40 years of experience. We also believe that the scale of our operations in the Gulf of Mexico allows us to realize certain operating synergies and provides a strong platform from which to pursue our business strategy. Our oil and gas operations are conducted through McMoRan Oil & Gas LLC, our principal operating subsidiary.
     Our technical and operational expertise is primarily in the Gulf of Mexico and onshore in the Gulf Coast area. We leverage our expertise by attempting to identify exploration opportunities with high potential. Our exploration strategy is focused on the “deep gas play,” drilling to depths of between 15,000 to 25,000 feet in the shallow waters of the Gulf of Mexico and Gulf Coast area and on the “ultra-deep gas play” of depths generally below 25,000 feet. Deep gas prospects target large structures above the salt weld (i.e. listric fault) in the Deep Miocene. Ultra-deep prospects target objectives below the salt weld in the Miocene and older age sections that have been correlated to those productive sections seen in deepwater discoveries by other industry participants. When we find commercially exploitable oil or natural gas, a significant advantage to our exploration strategy is that there is substantial infrastructure in our focus area to support the production and delivery of product. We believe this presents us with a material competitive advantage in bringing our discoveries on line and lowering related development costs.
     For Additional Information
     Our principal executive offices are located at 1615 Poydras Street, New Orleans, Louisiana 70112, and our telephone number is (504) 582-4000. Our website is located at http://www.mcmoran.com. The information on our website is not part of this prospectus.
The Offering
     The following is a brief summary of selected terms of our 5.75% Convertible Perpetual Preferred Stock, Series 2, par value $0.01 per share (the “convertible perpetual preferred stock”). For a more complete description of the terms of our securities, see “Description of the Convertible Perpetual Preferred Stock.” As used in this section, references to “we,” “our” or “us” refer solely to McMoRan Exploration Co. and not to its subsidiaries.

Issuer:	McMoRan Exploration Co.

Convertible Perpetual Preferred Stock that May Be Offered:	500,000 shares of convertible perpetual preferred stock.

Conversion:	Each share of our convertible perpetual preferred stock is convertible, at the option of the holder, at any time into shares of our common stock at an initial conversion rate of 62.5 shares of our common stock, which is equal to an initial conversion price of $16.00 per share of our common stock. The conversion rate is subject to adjustment upon the occurrence of certain events as described under “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate.”

Use of Proceeds:	We will not receive any proceeds from the sale of our convertible perpetual preferred stock or any shares of our common stock issuable upon conversion of the convertible perpetual preferred stock by the selling security holder. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our convertible perpetual preferred stock.

Absence of a Public Market for the Convertible Perpetual Preferred Stock:	The convertible perpetual preferred stock is a new security for which there is currently no public market. We cannot assure you that an active or liquid market will develop for our convertible perpetual preferred stock.

Liquidation Preference:	$1,000 per share of convertible perpetual preferred stock.

Dividends:	Holders of convertible perpetual preferred stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative cash dividends on each share of convertible perpetual preferred stock at the annual rate of 5.75% of the liquidation preference per share, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2011. Dividends on our convertible perpetual preferred stock are cumulative from the initial date of issuance of the convertible perpetual preferred stock or the last dividend payment date for which accumulated dividends were paid, whichever is later, whether or not funds are legally available for the payment of such dividends. Accumulated and unpaid dividends for any past dividend period (whether or not declared) shall accumulate at the annual rate of 5.75%.

For as long as the convertible perpetual preferred stock is outstanding, (i) we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock (each as defined below) and (ii) neither we, nor any of our subsidiaries, will, subject to certain exceptions, redeem, repurchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, in each case unless we have paid or set apart funds for the payment of all accumulated and unpaid dividends with respect to the shares of convertible perpetual preferred stock and any parity stock for all preceding dividend periods. See “Description of the Convertible Perpetual Preferred Stock—Dividends.”

Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change:	If a holder converts its shares of convertible perpetual preferred stock in connection with a fundamental change, we will in certain circumstances increase the conversion rate of shares surrendered for conversion by a number of additional shares determined based on the date on which the fundamental change takes effect and the price paid or deemed to be paid per share of our common stock in the fundamental change. See “Description of the Convertible Perpetual Preferred Stock—Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change.”

Optional Redemption:	We may not redeem any shares of convertible perpetual preferred stock before December 30, 2013. On or after December 30, 2013, we may redeem some or all of the shares of convertible perpetual preferred stock at a redemption price (the “redemption price”) equal to 100% of the liquidation preference, plus accumulated and unpaid dividends thereon to, but excluding, the redemption date, but only if the closing sale price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice exceeds 130% of the conversion price in effect on each such trading day. We must pay the redemption price in cash.

Our convertible perpetual preferred stock is not subject to any mandatory redemption or sinking fund provision.

See “Description of the Convertible Perpetual Preferred Stock—Optional Redemption.”

Voting Rights:	Holders of convertible perpetual preferred stock do not have voting rights, except as described below, as specifically provided for in our amended and restated certificate of incorporation or as otherwise from time to time required by law. Whenever (i) dividends on the convertible perpetual preferred stock or any other class or series of stock ranking on parity with the convertible perpetual preferred stock with respect to the payment of dividends are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, or (ii) we fail to pay the redemption price on the date shares of convertible perpetual preferred stock are called for redemption, the holders of convertible perpetual preferred stock will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated or the redemption price on the convertible perpetual preferred stock have been fully paid or set apart for payment. The term of office of all directors elected by the holders of convertible perpetual preferred stock will terminate immediately upon the termination of the rights of the holder of convertible perpetual preferred stock to vote for directors. Holders of shares of convertible perpetual preferred stock will have one vote for each share of convertible perpetual preferred stock held. See “Description of the Convertible Perpetual Preferred Stock—Voting Rights.”

Ranking:	The convertible perpetual preferred stock ranks with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•     senior to our common stock and any other class or series of our capital stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution (collectively, the “junior stock”);

•     on a parity with (i) our 8.00% convertible perpetual preferred stock, (ii) our 5.75% convertible perpetual preferred stock, Series 1, and (iii) any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution (collectively, the “parity stock”);

•     junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding up and dissolution; and

• junior to all our existing and future debt obligations.

In addition, the convertible perpetual preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries.

Transfer Agent and Registrar:	Mellon Investor Services LLC.

NYSE Symbol for Our Common Stock:	Our common stock is traded on the New York Stock Exchange under the symbol “MMR.”
RISK FACTORS
     An investment in our securities involves certain risks. You should carefully consider the risks described below and the risks disclosed in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. We caution readers that these, among other risks, could in some cases have affected, and in the future could affect, our actual consolidated results and could cause our actual consolidated results in the future to differ materially from the expectations expressed in forward-looking statements included in this prospectus, including any documents incorporated herein by reference. The market or trading price of our securities could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Risks Related to our Business and our Common Stock
     For information regarding risks related to our business and our common stock, please see Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Risks Related to the Convertible Perpetual Preferred Stock
     The convertible perpetual preferred stock is junior to all of our liabilities and effectively junior to all of our subsidiaries’ liabilities and capital stock held by third parties. The convertible perpetual preferred stock does not limit our ability to incur future indebtedness.
     The convertible perpetual preferred stock ranks senior in right of payment to our common stock and any other class or series of our capital stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution; on a parity with (i) our 8.00% convertible perpetual preferred stock, (ii) our 5.75% convertible perpetual preferred stock, Series 1, and (iii) any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution; junior to each class or series of our capital stock, the terms of which expressly provide that such class or series ranks senior to the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding up and dissolution; junior to all our existing and future debt obligations; and effectively junior to all of our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others. Our substantial debt could make it difficult for us to satisfy our dividend and other obligations under the convertible perpetual preferred stock.
     The certificate of designations governing the convertible perpetual preferred stock does not prohibits us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.
     Our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.
     Any obligation we have to satisfy our indebtedness, or our ability to declare and pay dividends, is not guaranteed or otherwise supported by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to pay dividends on the convertible perpetual preferred stock or service our debt depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise. Our subsidiaries are separate and distinct legal entities and have no obligation, legal, contingent or otherwise, to pay dividends on the convertible perpetual preferred stock or to make any funds available to the company for such purposes. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
     Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors and preferred stockholders.
     Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our preferred stock dividends.
     Our ability to pay dividends on our convertible perpetual preferred stock depends on our future performance, which is subject to economic, financial, competitive, regulatory and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt, make necessary capital expenditures or to pay dividends. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness, moreover, will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and the non-payment of dividends on our convertible perpetual preferred stock.
     Recent regulatory actions may adversely affect the trading price and liquidity of the convertible perpetual preferred stock.
     We expect that certain investors in, and potential purchasers of, the convertible perpetual preferred stock will employ, or seek to employ, a convertible arbitrage strategy with respect to the convertible perpetual preferred stock. Investors that employ a convertible arbitrage strategy with respect to convertible securities typically implement that strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while they hold the securities. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the convertible perpetual preferred stock to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the convertible perpetual preferred stock. This could, in turn, adversely affect the trading price and liquidity of the convertible perpetual preferred stock.
     Under rules of the SEC that will become mandatory as of February 28, 2011, short selling of a “covered security” is restricted when its price has triggered a “circuit breaker” by falling at least 10% in one day. At that point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.
     In addition, on June 10, 2010 the SEC approved a six-month pilot (the “circuit breaker pilot”), which the SEC extended through April 11, 2011, pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from a sale in a five-minute period. On September 10, 2010, the SEC approved an expansion of the circuit breaker pilot to include component securities of the Russell 1000 Index and over 300 exchange traded funds. Our common stock is not included in either the S&P 500 Index or the Russell 1000 Index and therefore is not subject to the circuit breaker pilot at this time. However, the SEC could further expand the circuit breaker pilot in the future or adopt other rules that limit trading in response to market volatility. Any such additional regulatory actions may decrease or prevent an increase in the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the convertible perpetual preferred stock, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the convertible perpetual preferred stock.
     Any governmental actions that restrict the ability of investors in, or potential purchasers of, the convertible perpetual preferred stock to effect short sales in our common stock or to implement hedging strategies could similarly adversely affect the trading price and the liquidity of the convertible perpetual preferred stock.
     Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the convertible perpetual preferred stock.
     The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the convertible perpetual preferred stock. The price of our common stock could also be affected by possible sales of our common stock by investors who view the convertible perpetual preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the convertible perpetual preferred stock.
     Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
     Despite our current consolidated debt levels, we and our subsidiaries may decide to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We are not restricted under the terms of the certificate of designations governing the convertible perpetual preferred stock from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions, any of which could diminish our ability to pay dividends on the convertible perpetual preferred stock.
     Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the convertible perpetual preferred stock.
     In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the conversion of the convertible perpetual preferred stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or market perceptions that such issuances and sales may occur, could adversely affect the trading price of the convertible perpetual preferred stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
     Holders of the convertible perpetual preferred stock will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.
     Holders of the convertible perpetual preferred stock will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to conversion, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion of the convertible perpetual preferred stock into common stock, then the holder surrendering such convertible perpetual preferred stock will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.
     The convertible perpetual preferred stock are not protected by restrictive covenants.
     The certificate of designations covering the convertible perpetual preferred stock does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of convertible perpetual preferred stock by us or any of our subsidiaries. Nor does it contain covenants or other provisions to afford protection to holders of the convertible perpetual preferred stock in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of the Convertible Perpetual Preferred Stock—Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change,” and “Description of the Convertible Perpetual Preferred Stock—Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.” The convertible perpetual preferred stock, furthermore, does not provide for the repurchase by us of the convertible perpetual preferred stock at the option of the holder upon a fundamental change.
     The adjustment to the conversion rate for convertible perpetual preferred stock converted in connection with certain corporate transactions may not adequately compensate you for any lost value of your convertible perpetual preferred stock as a result of such transaction.
     If a fundamental change occurs, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for shares of convertible perpetual preferred stock converted in connection with such events. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of the Convertible Perpetual Preferred Stock—Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change.” The adjustment to the conversion rate for convertible perpetual preferred stock converted in connection with such a transaction may not adequately compensate you for any lost value of your convertible perpetual preferred stock as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $32.00 per share or less than $13.74 (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 72.78 per share of convertible perpetual preferred stock, subject to adjustment in the same manner as the conversion rates for the convertible perpetual preferred stock as set forth under “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate.”
     Our obligation to increase the conversion rate upon the occurrence of a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
     The conversion rate of the convertible perpetual preferred stock may not be adjusted for all dilutive events.
     The conversion rate of the convertible perpetual preferred stock is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the convertible perpetual preferred stock or our common stock. An event that adversely affects the value of the convertible perpetual preferred stock may occur, and that event may not result in an adjustment to the conversion rate.
     We cannot assure you that an active trading market will develop for the convertible perpetual preferred stock.
     Prior to this offering, there has been no trading market for the convertible perpetual preferred stock, and we do not intend to apply to list the convertible perpetual preferred stock on any securities exchange or to arrange for quotation on any automated dealer quotation system. The liquidity of the trading market in the convertible perpetual preferred stock, and the market price quoted for the convertible perpetual preferred stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the convertible perpetual preferred stock. If an active trading market does not develop or is not maintained, the market price and liquidity of the convertible perpetual preferred stock may be adversely affected. In that case you may not be able to sell your convertible perpetual preferred stock at a particular time or at a favorable price.
     You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the convertible perpetual preferred stock even though you do not receive a corresponding cash distribution.
     The conversion rate of the convertible perpetual preferred stock is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a fundamental change occurs, under some circumstances, we will increase the conversion rate for convertible perpetual preferred stock converted in connection with these events. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend.
     We may be unable to pay, or could be prevented from paying, dividends on shares of our convertible perpetual preferred stock.
     We have substantial indebtedness and, as a result, significant debt service obligations. As of December 31, 2010, our net principal short and long-term indebtedness outstanding was approximately $560 million, representing approximately 24 percent of our total capitalization, and our total stockholders’ equity was $1.73 billion. Our substantial debt could make it difficult for us to satisfy our dividend and other obligations under the convertible perpetual preferred stock.
     Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the convertible perpetual preferred stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on the convertible perpetual preferred stock, we may not have sufficient cash to pay dividends on the convertible perpetual preferred stock.
     In addition, because we are a holding company with no material assets other than the capital stock of our subsidiaries, our ability to repay our indebtedness or pay dividends is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Except with respect to any guarantee of our 11.875% Senior Notes, our subsidiaries do not have any obligation to make funds available to us to repay our indebtedness or pay dividends. Dividends from subsidiaries that are not wholly owned are shared with other equity owners.
     Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to repay our indebtedness or pay dividends. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors and preferred stockholders.
     Our ability to issue preferred stock in the future could adversely affect the rights of holders of the convertible perpetual preferred stock and our common stock.
     Our amended and restated certificate of incorporation authorizes us to issue up to 50,000,000 shares of preferred stock in one or more series on terms determined by our board of directors. As of December 31, 2010, we had 722,063 shares of preferred stock issued and outstanding, including 200,000 shares of our 5.75% convertible perpetual preferred stock, Series 1, 500,000 shares of our 5.75% convertible perpetual preferred stock, Series 2 and 22,063 shares of our 8.00% convertible perpetual preferred stock. Our board of directors, without limitation, may authorize, increase the authorized amount of, or issue any shares of any series of preferred stock, whether such stock would rank junior, equal or senior to the convertible perpetual preferred stock. Our future issuance of any series of preferred stock under our certificate of incorporation could therefore effectively diminish or supersede dividends on, and the liquidation preference of, the convertible perpetual preferred stock we are offering hereby and adversely affect our common stock.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated.

	Years Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges and preferred stock dividends (a)	(b)	(b)	(b)	(b)	(b)

(a)	For the ratio of earnings to fixed charges and preferred stock dividends calculation, we assumed that our preferred stock dividend requirements were equal to the earnings that would be required to cover those dividend requirements.

(b)	We sustained a net loss from continuing operations of $117.0 million in 2010, $204.9 million in 2009, $211.2 million in 2008 and $44.7 million in 2006. These losses were inadequate to cover our fixed charges and preferred dividends of $126.1 million in 2010, $61.8 million in 2009, $78.6 million in 2008 and $17.0 million in 2006. In 2007, our earnings available for fixed charges and preferred dividends were insufficient to cover our fixed charges and preferred dividends by $73.3 million.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of our convertible perpetual preferred stock or any shares of our common stock issuable upon conversion of the convertible perpetual preferred stock by the selling security holder. See “Selling Security Holder” for the entity receiving proceeds from the sale of the convertible perpetual preferred stock or shares of common stock issuable upon conversion of the convertible perpetual preferred stock.

DESCRIPTION OF CAPITAL STOCK
          The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation, as amended (“certificate of incorporation”), and our amended and restated by-laws (“by-laws”). Copies of our certificate of incorporation and by-laws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information.”
          Authorized Capital Stock
          Under our certificate of incorporation, our authorized capital stock consists of 300 million shares of common stock, $0.01 par value per share, and 50 million shares of preferred stock, $0.01 par value per share. As of December 31, 2010, there were issued and outstanding:
•	157,187,925 shares of common stock (excluding 2,609,427 treasury shares);

•	22,063 shares of 8% convertible perpetual preferred stock;

•	200,000 shares of 5.75% convertible perpetual preferred stock, Series 1; and

•	500,000 shares of 5.75% convertible perpetual preferred stock, Series 2.
          As of December 31, 2010, our outstanding shares of 8% convertible perpetual preferred stock were convertible into 3,224,406 shares of common stock (assuming the current conversion rate of 146.1454, such conversion rate being subject to adjustment to a maximum conversion rate of 173.9130 upon a “fundamental change” as such term is defined under the certificate of designations); our outstanding shares of 5.75% convertible perpetual preferred stock, Series 1, were convertible into 12,500,000 shares of common stock (assuming the current conversion rate of 62.5 shares, such conversion rate being subject to adjustment to a maximum conversion rate of 72.7802 upon a “fundamental change” as such term is defined under the certificate of designations); our outstanding shares of 5.75% convertible perpetual preferred stock, Series 2, were convertible into 31,250,000 shares of common stock (assuming the current conversion rate of 62.5 shares, such conversion rate being subject to adjustment to a maximum conversion rate of 72.7802 upon a “fundamental change” as such term is defined under the certificate of designations); our outstanding 5 1/4% convertible senior notes due October 6, 2011 were convertible into 4,507,994 shares of common stock at a conversion price of $16.575 per share; our outstanding 4% convertible senior notes due December 30, 2017 were convertible into 12,500,000 shares of common stock at a conversion price of $16.00 per share; an aggregate of 11,867,750 shares of our common stock were authorized for issuance upon the exercise of outstanding stock options at an average exercise price of $13.69 per share; and an aggregate of 98,500 shares of our common stock were issuable upon vesting of restricted stock units.
          Description of Common Stock
          Common stock outstanding. The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable.
          Voting rights. Holders of our common stock are entitled to elect all of the members of the board of directors, except that holders of our 8% convertible perpetual preferred stock and holders of each series of our 5.75% convertible perpetual preferred stock, voting as a single class with the shares of any other preferred stock or securities having similar voting rights, are entitled to elect two directors in addition to those directors elected by the holders of our common stock if we fail to make specified dividend payments. See “—Description of Preferred Stock” for additional information relating to the voting rights of our preferred stock. Each share of common stock has one vote. With respect to all other matters submitted to a vote of stockholders, except as required by law, the holders of the common stock vote together as a single class, and record holders have one vote per share.
          Dividend rights; rights upon liquidation. Subject to any preferences afforded to the holders of preferred stock, currently outstanding or issued in the future by the board of directors, holders are entitled to dividends at such times and in such amounts as the board of directors may determine. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, prior to any distributions to the holders of the common stock, the holders of our 8% convertible perpetual preferred stock and each series of our 5.75% convertible perpetual preferred stock will receive any payments to which they are entitled. Subsequent to those payments, the holders of the common stock will share ratably, according to the number of shares held by them, in our remaining net assets, if any.
          Other rights. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.
          Transfer agent. The transfer agent and registrar for the common stock is Mellon Investor Services LLC.
          NYSE. We list our common stock on the New York Stock Exchange under the symbol “MMR.”
          Certain Provisions of our Certificate of Incorporation and By-laws
          Supermajority voting/fair price requirements. Our certificate of incorporation requires the approval of the holders of not less than 80% of our common stock voting together as a single class, and not less than 75% of our common stock excluding common stock beneficially owned by the interested stockholder (described below) voting as a separate class, for:
•	any merger, consolidation or share exchange of our company or any of our subsidiaries with or into an interested stockholder (an interested stockholder is any person or entity, or any associate or affiliate of that person or entity, who (i) is the beneficial owner of 15% or more of our common stock, or (ii) is an affiliate or associate of our company and was within the two years prior to the transaction a beneficial owner, directly or indirectly, of 15% or more of our common stock, which we refer to as an interested stockholder);

•	any sale, lease, transfer, exchange, mortgage, pledge, loan, advance or similar disposition of 5% or more of the lesser of the total market value of our outstanding stock or our net worth in one or more transactions involving an interested stockholder or an associate or affiliate of an interested stockholder;

•	the adoption of any plan or proposal for liquidation or dissolution of our company or any subsidiary;

•	the issuance or transfer by us or any of our subsidiaries of equity securities having a fair market value of $1 million or more in one or more transactions in any twelve-month period to any interested stockholder or affiliate or associate of an interested stockholder except pursuant to warrants or rights to purchase securities offered pro rata to all holders of common stock or by other means such that each holder of common stock is given substantially proportionate treatment;

•	any reclassification or recapitalization of securities of our company, including any reverse stock split, any merger, consolidation or share exchange of our company with any subsidiary, or any other transaction (whether or not involving an interested stockholder) that would increase, by 5% or more, an interested stockholder’s, or any associate or affiliate of an interested stockholder’s, voting power or proportionate amount of shares of any class or series of equity securities of our company or any subsidiary;

•	any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by our company or any of our subsidiaries to an interested stockholder or any affiliate or associate of an interested stockholder except proportionately as a stockholder; or

•	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

However, the supermajority voting requirement is not applicable if:

•	our board of directors approved the transaction before the interested stockholder became an interested stockholder by a majority vote of the members of our board of directors and the transaction is approved by a majority vote of the continuing directors (a continuing director is any member of the board of directors who is not an interested stockholder or an affiliate of an interested stockholder and (i) was a director prior to the time the interested stockholder became an interested stockholder or (ii) was recommended or elected by a majority of the continuing directors at a meeting at which a quorum consisting of a majority of the continuing directors was present; in the absence of an interested stockholder, the continuing directors means all the directors then in office); or

•	all of the following conditions have been met: (i) the aggregate amount of consideration received per share by the holders meet certain “fair price” criteria, (ii) prior to the consummation of the transaction (a) there has been no failure to declare or pay dividends on any outstanding preferred stock, (b) there has been no reduction in the annual rate of dividends paid on common stock except to reflect a subdivision of the common stock and no failure to increase the annual rate of dividends as necessary to reflect a decrease in the number of outstanding shares of common stock, and (c) the interested stockholder has not become the beneficial owner of any additional shares of common stock except as part of the transaction that resulted in such interested stockholder becoming an interested stockholder or as a result of a pro rata stock dividend, and (iii) the interested stockholder has not received the benefits (except proportionately as a stockholder) of any loans, advances or other financial assistance or tax advantages provided by us.
          Amendment of Certain Provisions of our Certificate of Incorporation. Under Delaware law, unless the certificate of incorporation specifies otherwise, a corporation’s certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the shares of outstanding stock with voting power with respect to such amendment. Our certificate of incorporation requires the affirmative vote of 80% of the voting stock to amend, alter or repeal certain of its provisions regarding (i) stockholder unanimous written consents, (ii) the classification, filling of vacancies and removal of members of the board of directors, (iii) the limitation of liability of directors, (iv) business combinations and (v) amendments to our certificate of incorporation and our by-laws.
          Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
          In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.
          Advance notice of intention to nominate a director. Our certificate of incorporation and by-laws permit a stockholder to nominate a person for election as a director only if written notice of such stockholder’s intent to make a nomination has been delivered to our Secretary not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year’s annual meeting. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominee and the stockholder pursuant to which the nomination is to be made or the nominee is to be elected and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by our board of directors. Any nomination that fails to comply with these requirements may be disqualified.

          Advance notice of stockholder proposals. Our by-laws permit a stockholder proposal to be presented at a stockholders’ meeting only if prior written notice of the proposal is provided to us within the time periods and in the manner specified in the by-laws.
          No ability of stockholders to call special meetings. Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders, except in those limited circumstances where holders of our preferred stock have the right to call a special meeting. Our by-laws provide that special meetings of stockholders may be called only by the chairman or either co-chairman of the board of directors, the vice chairman of the board of directors or the president and chief executive officer or upon a vote of the majority of the board of directors.
          No action by written consent. Our certificate of incorporation prohibits our stockholders from taking any action except at an annual or special meeting of stockholders.
          Removal of directors; filling vacancies on board of directors. Our certificate of incorporation provides that any director may be removed, for cause involving fraud or a violation of the duty of loyalty as determined by a court of law, by a vote of the holders of 80% of the voting stock. Any vacancies on the board of directors resulting by the death, resignation or removal of a director may be filled only by a vote of both a majority of the directors then in office and a majority of continuing directors voting as a separate group.
          Amendment of by-laws. Our certificate of incorporation and by-laws provide that our by-laws may be altered, amended, changed or repealed by vote of the holders of 80% of the voting stock, or upon the affirmative vote of both a majority of the board of directors then in office and a majority of all continuing directors voting as a separate group.
          Limitation of liability of directors and officers. As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate our rights and our stockholders’ rights to recover monetary damages against a director or officer for breach of a fiduciary duty of care. The provision does not eliminate or limit our right, or the right of a stockholder, to seek non-monetary or equitable relief, such as an injunction or rescission. The SEC has taken the position that this provision has no effect on claims arising under the federal securities laws.
          In addition, our certificate of incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer who (because of the fact that he or she is our director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by the director or officer in advance of the final disposition of a proceeding according to applicable law.
          Description of Preferred Stock
          8% Convertible Perpetual Preferred Stock. Our 8% convertible perpetual preferred stock has a liquidation preference of $1,000 per share. Each share is convertible into 146.1454 shares of our common stock. The conversion rate is adjustable upon the occurrence of certain events. Beginning June 15, 2014, we may redeem shares of the 8% convertible perpetual preferred stock by paying cash, our common stock or any combination thereof for $1,000 per share plus accumulated and unpaid dividends, but only if our common stock has exceeded 130% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice. Dividends are cumulative and are payable quarterly on February 15, May 15, August 15 and November 15 of each year. Generally, we cannot pay dividends on or repurchase our common stock unless all accrued, cumulated and unpaid dividends on the 8% convertible perpetual preferred stock for all prior dividend periods have been paid in full.

          5.75% Convertible Perpetual Preferred Stock, Series 1 and Series 2. Each series of our 5.75% convertible perpetual preferred stock has a liquidation preference of $1,000 per share. Each share of both series of our 5.75% convertible perpetual preferred stock is convertible into 62.5 shares of our common stock. The conversion rate for each series is adjustable upon the occurrence of certain events. We may not redeem any shares of either series of our 5.75% convertible perpetual preferred stock before December 30, 2013. On or after December 30, 2013, we may redeem some or all of the shares of either series of our 5.75% convertible perpetual preferred stock at a redemption price (the “redemption price”) equal to 100% of the liquidation preference, plus accumulated and unpaid dividends thereon to, but excluding, the redemption date, but only if the closing sale price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice exceeds 130% of the conversion price in effect on each such trading day. At any time on or after December 30, 2020, we may redeem some or all the shares of our 5.75% convertible perpetual preferred stock, Series 1 at the redemption price. We have the right to pay the redemption price for shares of our 5.75% convertible perpetual preferred stock, Series 1 in cash, shares of our common stock, or a combination of cash and shares of our common stock, subject to certain conditions. We may pay the redemption price for shares of our 5.75% convertible perpetual preferred stock, Series 2 in cash only. Dividends on each series of our 5.75% convertible perpetual preferred stock are cumulative and are payable quarterly on February 15, May 15, August 15 and November 15 of each year. Generally, we cannot pay dividends on or repurchase our common stock unless all accrued, cumulated and unpaid dividends on each series of our 5.75% convertible perpetual preferred stock for all prior dividend periods have been paid in full. For additional information about our 5.75% convertible perpetual preferred stock, Series 2, you should refer to the certificate of designations, which is an exhibit to the registration statement of which this prospectus is a part, or see “Description of the Convertible Perpetual Preferred Stock” herein.
          Holders of our 8% convertible perpetual preferred stock and each series of our 5.75% convertible perpetual preferred generally have no voting rights, except as required by law. If dividends payable on any of our preferred stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of the preferred stock, voting as a single class with the shares of any other preferred stock or securities having similar voting rights (the “voting rights class”), will be entitled at the next meeting of our stockholders to elect two directors in addition to those directors elected by the holders of our common stock. These voting rights and the terms of the directors so elected will continue until such time as the dividends in arrears on the preferred stock have been paid in full. We may not amend our certificate of incorporation if the amendment would adversely affect the holders of our 8% convertible perpetual preferred stock or either series of our 5.75% convertible perpetual preferred stock unless we obtain the consent of holders of at least two-thirds the outstanding shares of the voting rights class, voting as a single class.
          We may issue shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.
          Description of Convertible Notes
          As of December 31, 2010, we had outstanding $74.72 million principal amount of our 5 1/4% convertible senior notes due October 6, 2011. Interest on the convertible notes is payable semiannually on April 6 and October 6. The notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of common stock at a conversion price of $16.575 per share, which is equal to a conversion rate of approximately 60.33 shares of common stock per $1,000 principal amount of notes. The conversion rate is adjustable upon the occurrence of certain events. For additional information about our 5 1/4% convertible senior notes due 2011, you should refer to the indenture for the notes, which is an exhibit to the registration statement of which this prospectus is a part.

          As of December 31, 2010, we had outstanding $200 million principal amount of our 4% convertible senior notes due December 30, 2017. Interest on the convertible notes is payable semiannually on February 15 and August 15. The notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of common stock at a conversion price of $16.00 per share, which is equal to a conversion rate of approximately 62.5 shares of common stock per $1,000 principal amount of notes. The conversion rate is adjustable upon the occurrence of certain events. For additional information about our 4% convertible senior notes due 2017, you should refer to the indenture for the notes, which is an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF THE CONVERTIBLE PERPETUAL PREFERRED STOCK
          We issued 500,000 shares of our 5.75% Convertible Perpetual Preferred Stock, Series 2, par value $0.01 per share (the “convertible perpetual preferred stock”) pursuant to a certificate of designations dated as of December 30, 2010 (the “certificate of designations”). A copy of the certificate of designations was filed as an exhibit to our Form 8-K dated January 4, 2011.
          The following description is a summary of the material provisions of our convertible perpetual preferred stock and the certificate of designations. It does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the certificate of designations, including the definitions of terms used therein. Wherever particular provisions or defined terms of the certificate of designations or form of convertible perpetual preferred stock are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of convertible perpetual preferred stock.
          As used in this section the words “we,” “us” or “our” refer solely to McMoRan Exploration Co. and not to its subsidiaries.
General
          Under our amended and restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as will be set forth in the resolutions providing therefor.
          We issued 500,000 shares of our convertible perpetual preferred stock on December 30, 2010. The holders of the shares of convertible perpetual preferred stock have no preemptive rights or preferential rights to purchase or subscribe for stock, obligations, warrants or any other of our securities.
Ranking
          Our convertible perpetual preferred stock, with respect to dividend rights and upon liquidation, winding up or dissolution, ranks:
•	senior to our common stock and any other class or series of our capital stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution (collectively, the “junior stock”);
•	on a parity with (i) our 8.00% convertible perpetual preferred stock, (ii) our 5.75% convertible perpetual preferred stock, Series 1, and (iii) any other class or series of our capital stock, the terms of which expressly provide that such class or series ranks on a parity with the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution (collectively, the “parity stock”);
•	junior to each class or series of our capital stock, the terms of which expressly provide that such class or series ranks senior to the convertible perpetual preferred stock as to dividend rights and rights on our liquidation, winding up and dissolution (collectively, the “senior stock”);
•	junior to all our existing and future debt obligations; and
•	effectively junior to all of our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by third parties.

Dividends
          Holders of shares of our convertible perpetual preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cumulative cash dividends on each outstanding share of convertible perpetual preferred stock at the annual rate of 5.75% of the liquidation preference per share. The dividend rate is initially equivalent to $57.50 per share annually. The right of holders of shares of our convertible perpetual preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.
          Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2011. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day without interest or additional payment for such delay. Dividends are payable to holders of record as they appear in our stock records at the close of business on February 1, May 1, August 1 and November 1 of each year or on a record date that may be fixed by our board of directors and that will be not more than 60 days and not less than 10 days preceding the applicable dividend payment date. Dividends will be cumulative from the initial date of issuance of the convertible perpetual preferred stock or the last dividend payment date for which accumulated dividends were paid, whichever is later, whether or not we have funds legally available for the payment of those dividends.
          Dividends payable on shares of convertible perpetual preferred stock for any period shorter or longer than a full dividend period will be appropriately prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on shares of our convertible perpetual preferred stock will be payable in cash. Accumulated unpaid dividends for any past dividend period (whether or not declared) will accumulate at the annual rate of 5.75% and will be payable in the manner provided above.
          For so long as our convertible perpetual preferred stock is outstanding, (i) we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock and (ii) neither we, nor any of our subsidiaries, will redeem, repurchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, in each case unless we have paid or set apart funds for the payment of all accumulated and unpaid dividends with respect to the shares of convertible perpetual preferred stock and any parity stock for all preceding dividend periods. As an exception to clause (ii), we will be able to redeem, repurchase or otherwise acquire for consideration parity stock pursuant to a purchase or exchange offer made on the same terms to all holders of convertible perpetual preferred stock and such parity stock.
          Holders of our convertible perpetual preferred stock will not have any right to receive dividends that we may declare on our common stock. The right to receive dividends declared on our common stock will be realized only after conversion of such holder’s shares of convertible perpetual preferred stock into shares of our common stock.
Conversion Rights
          Holders of our convertible perpetual preferred stock may, at any time, convert their shares of convertible perpetual preferred stock into a number of fully paid and nonassessable shares of our common stock at the initial conversion rate of 62.5 shares of common stock per $1,000 liquidation preference of convertible perpetual preferred stock, subject to adjustment as described under "—Adjustments to the Conversion Rate.” This represents an initial conversion price of $16.00 per share of our common stock.
          Conversion of shares of convertible perpetual preferred stock may be effected by any holder upon the surrender to us, at our principal office or at the office of the conversion agent as may be designated by our board of directors, of the certificate or certificates for such shares of convertible perpetual preferred stock to be converted, accompanied by a complete and fully executed notice of conversion (as set forth in the form of convertible perpetual preferred stock certificate attached to the certificate of designations) along with (A) appropriate endorsements and transfer documents as required by the registrar or conversion agent and (B) if required as described below, funds equal to the dividend payable on the next dividend payment date. In case such notice of conversion will specify a name or names other than that of such holder, such notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of common stock in such name or names. Other than such taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of common stock upon conversion of shares of the convertible perpetual preferred stock. The conversion of the convertible perpetual preferred stock will be deemed to have been made as of the close of business on the date (the “conversion date”) such certificate or certificates have been surrendered and the receipt of such notice of conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of us that such taxes have been paid). Promptly, but not later than two business days, following the conversion date, we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of common stock to which the holder of shares of the convertible perpetual preferred stock being converted (or such holder’s transferee) will be entitled, and (ii) if less than the full number of shares of the convertible perpetual preferred stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. As of the close of business on the conversion date, the rights of the holder of the convertible perpetual preferred stock as to the shares being converted will cease, except for the right to receive shares of our common stock (or, where applicable, cash), and the person entitled to receive the shares of common stock will be treated for all purposes as having become the record holder of such shares of common stock at such time.
          If a holder of shares of convertible perpetual preferred stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date. The holders of shares of convertible perpetual preferred stock at the close of business on a record date for the payment of any dividend on the convertible perpetual preferred stock will be entitled to receive the dividend payment on those shares on the next following dividend payment date notwithstanding the subsequent conversion thereof or our default in payment of the dividend due on that dividend payment date. However, shares of convertible perpetual preferred stock surrendered for conversion during the period between the close of business on any record date for the payment of a dividend on the convertible perpetual preferred stock and the close of business on the business day immediately preceding the applicable dividend payment date must be accompanied by a payment to us in cash of an amount equal to the dividend payable on the shares on that dividend payment date. A holder of shares of convertible perpetual preferred stock on a record date for the payment of dividends thereon who (or whose transferee) tenders any shares for conversion on the corresponding dividend payment date will receive the dividend payable by us on the convertible perpetual preferred stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of convertible perpetual preferred stock for conversion. Except as provided above, we will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted shares of convertible perpetual preferred stock or for dividends on shares of common stock issued upon conversion of shares of convertible perpetual preferred stock.
          Notwithstanding the foregoing, if any shares of convertible perpetual preferred stock are to be redeemed, the right to convert those shares of convertible perpetual preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price for such shares.
          In connection with the conversion of any shares of convertible perpetual preferred stock, no fractional shares of common stock will be issued, but we will pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the closing sale price of our common stock on the date the shares of convertible perpetual preferred stock are surrendered for conversion. If more than one share of convertible perpetual preferred stock is surrendered for conversion by the same holder, at the same time, the number of full shares of common stock issuable on conversion of those shares will be computed on the basis of the total number of shares of convertible perpetual preferred stock so surrendered.
          We will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of convertible perpetual preferred stock a number of our authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of convertible perpetual preferred stock.
          Prior to the delivery of any shares of common stock that we will be obligated to deliver upon conversion of the convertible perpetual preferred stock, we will comply with all applicable federal and state laws and regulations that require action to be taken by us. All shares of common stock delivered upon conversion of the convertible perpetual preferred stock will upon delivery be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. If at any time the common stock will be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system, we will list and keep listed, so long as the common stock will be so listed on such exchange or automated quotation system, all shares of common stock issuable upon conversion of the convertible perpetual preferred stock.
Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change
          If you elect to convert your shares of convertible perpetual preferred stock at any time from, and including, the “effective date” of a “fundamental change,” each as defined below, until, and including, the 25th trading day immediately following the effective date of such fundamental change (the “fundamental change period”), the conversion rate applicable to each share of convertible perpetual preferred stock being surrendered for conversion will be increased by a number of additional shares of our common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders of the anticipated effective date of such fundamental change and issue a press release as soon as practicable after we first determine the anticipated effective date of such fundamental change, and use commercially reasonable efforts to make such determination in time to deliver such notice 50 business days in advance of such anticipated effective date.
          A “fundamental change” means the occurrence of any of the following events:
          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of our total outstanding voting stock other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or
          (2) we consolidate with, or merge with or into, another person or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, or any person consolidates with or merges with or into us.
          Notwithstanding the foregoing, in the case of a transaction or event described above, a fundamental change will not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of common stock, depositary receipts or other certificates representing common equity interests, in each case, that are traded on a national securities exchange or that will be so traded when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the shares become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights”).
          The definition of fundamental change includes a phrase relating to the lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, whether there may be an adjustment to the conversion rate as a result of a lease, transfer, conveyance or other disposition of less than all of our assets may be uncertain.
          The number of additional shares by which the conversion rate for the shares of convertible perpetual preferred stock will be increased for conversions that occur during the fundamental change period will be determined by reference to the table below, based on the date on which the fundamental change occurs (the “effective date”) and the price (the “stock price”) paid or deemed paid per share of our common stock in the fundamental change. If holders of our common stock receive only cash in the case of a fundamental change described in clause (2) of the definition thereof above, the stock price will be the cash amount paid per share of our common stock. In the case of any other fundamental change, the stock price will be the average of the closing sale price of such common stock over the 5 trading day period ending on the trading day immediately preceding the effective date of such fundamental change.

          The following table sets forth numbers of additional shares to be received per share of convertible perpetual preferred stock surrendered for conversion during the fundamental change period based on the effective date of such fundamental change and the stock price for such fundamental change, all as determined by us:

	Stock Price
Effective Date	$13.74	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$32.00

December 30, 2010	10.28	9.95	7.74	6.02	4.64	3.52	2.58	1.79	1.11	0.52	0.00
December 30, 2011	8.22	7.96	6.19	4.81	3.71	2.81	2.06	1.43	0.88	0.41	0.00
December 30, 2012	6.17	5.97	4.64	3.61	2.78	2.11	1.55	1.07	0.66	0.31	0.00
December 30, 2013	4.11	3.98	3.09	2.41	1.86	1.41	1.03	0.71	0.44	0.21	0.00
December 30, 2014	2.06	1.99	1.55	1.20	0.93	0.70	0.52	0.36	0.22	0.10	0.00
December 30, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	if the actual stock price of such fundamental change is between two stock prices in the table above under the column titled “Stock Price,” or if the actual effective date of such fundamental change is between two effective dates listed in the table above in the row immediately below the title “Effective Date,” then the number of additional shares for such fundamental change will be determined by us by linear interpolation between the number of additional shares set forth for such higher and lower stock prices, or for such earlier and later effective dates based on a 365-day year, as applicable; and
•	if the actual stock price of such fundamental change is greater than $32.00 per share (subject to adjustment in the same manner as the stock price as provided in the third bullet of this paragraph), or if the actual stock price is less than $13.74 per share (subject to adjustment in the same manner as the stock price as provided in the third bullet of this paragraph), then no additional shares will be issued upon conversion of shares of convertible perpetual preferred stock during the fundamental change period.
     Notwithstanding the foregoing, for any fundamental change:
•	if an event occurs that requires an adjustment to the conversion rate (other than solely pursuant to this “—Adjustment to Conversion Rate Upon Conversion Upon a Fundamental Change” section), then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” will be deemed to be adjusted so that such stock price, at and after such time, will be equal to the product of (i) such stock price as in effect immediately before such adjustment to such stock price and (ii) a fraction whose numerator is the conversion rate in effect immediately before such adjustment to the conversion rate and whose denominator is the conversion rate to be in effect immediately after such adjustment to the conversion rate;
•	each number of additional shares set forth in the table above will be adjusted in the same manner in which, and for the same events for which, the conversion rate is to be adjusted; and
•	in no event will the total number of shares of our common stock issuable upon conversion of the shares of convertible perpetual preferred stock exceed 72.78 per share of convertible perpetual preferred stock, subject to adjustment in the same manner as the conversion rate.
          Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.
Adjustments to the Conversion Rate
          The conversion rate will be adjusted from time to time by us if any of the following events occurs:

          (1) If we pay a dividend or make a distribution to all holders of our outstanding common stock in shares of common stock, the conversion rate in effect at the opening of business on the date following the record date will be increased by multiplying such conversion rate by a fraction,
          (i) the numerator of which will be the sum of the number of shares of common stock outstanding at the close of business on such record date and the total number of shares of common stock constituting such dividend or other distribution; and
          (ii) the denominator of which will be the number of shares of common stock outstanding at the close of business on such record date.
          Such increase will become effective immediately after the opening of business on the day following such record date. If any dividend or distribution of the type described in this subsection (1) is declared but not so paid or made, the conversion rate again will be adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (2) If we issue rights or warrants to all holders of any class of common stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of our common stock at a price per share less than the current market price on the record date for such issuance, the conversion rate will be adjusted so that it equals the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction,
          (i) the numerator of which will be the number of shares of common stock outstanding at the close of business on such record date plus the total number of additional shares of common stock so offered for subscription or purchase; and
          (ii) the denominator of which will be the number of shares of common stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price.
          Such adjustment will become effective immediately after the opening of business on the day following such record date. To the extent that shares of our common stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights or warrants are not so issued, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such current market price, and in determining the aggregate offering price of such shares of common stock, there will be taken into account any consideration received by us for such rights or warrants and any amount payable on exercise or conversion thereof, the fair market value of such consideration, if other than cash, to be determined by our board of directors, whose determination will be conclusive.
          (3) If the outstanding shares of our common stock are subdivided into a greater number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective will be proportionately increased, and conversely, if the outstanding shares of our common stock are combined into a smaller number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
          (4) If we, by dividend or otherwise, distribute to all holders of our common stock shares of any class of our capital stock (other than any dividends or distributions to which subsection (1) above applies) or evidences of our indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in subsection (2) above or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in subsection (1) above or subsection (7) below) (any of the foregoing, subject to the exclusions specified in clauses (i) and (ii) of the immediately preceding parenthetical, hereinafter referred to in this subsection (4) as the “distributed property”), then, in each such case, the conversion rate will be adjusted so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to such distribution by a fraction,
          (i) the numerator of which will be the current market price on such record date; and
          (ii) the denominator of which will be the current market price on such record date less the fair market value (as determined by our board of directors, whose determination will be conclusive, and described in a resolution of our board of directors) on such record date of the portion of the distributed property applicable to one share of common stock (determined on the basis of the number of shares of our common stock outstanding on such record date).
          Such adjustment will become effective immediately prior to the opening of business on the day following such record date; provided that if the then fair market value (as so determined by our board of directors) of the portion of the distributed property applicable to one share of common stock is equal to or greater than the current market price on the record date, in lieu of the foregoing adjustment, adequate provision will be made so that each holder of convertible perpetual preferred stock will have the right to receive upon conversion the amount of distributed property such holder would have received had such holder converted each share of its convertible perpetual preferred stock on the record date. To the extent that any of the distributed property is not distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment made been made on the basis of only the distributed property actually distributed. If such dividend or distribution is not so paid or made, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. If our board of directors determines the fair market value of any distribution for purposes of this subsection (4) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the current market price on the applicable record date.
          (5) If we make a distribution consisting exclusively of cash to all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), the conversion rate will be adjusted by multiplying the conversion rate by a fraction,
          (i) the numerator of which will be the current market price on such record date; and
          (ii) the denominator of which will be the current market price on such record date less the amount of cash so distributed applicable to one share of common stock.
          Such adjustment will be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of common stock is equal to or greater than the current market price on the record date, in lieu of the foregoing adjustment, adequate provision will be made so that each holder of convertible perpetual preferred stock will have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of convertible perpetual preferred stock on the record date. To the extent that such dividend or distribution is not made, the conversion rate will be adjusted to the conversion rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made. If such dividend or distribution is not so paid or made, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (6) If a tender or exchange offer made by us or any of our subsidiaries for all or any portion of the common stock will require the payment to stockholders of consideration per share of common stock having a fair market value (as determined by our board of directors, whose determination will be conclusive and described in a resolution of our board of directors) that, as of the last time (the “expiration time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the closing sale price of a share of common stock on the trading day next succeeding the expiration time, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect immediately prior to the expiration time by a fraction,

          (i) the numerator of which will be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the expiration time (the shares deemed so accepted up to any such maximum, being referred to as the “purchased shares”) and (y) the product of the number of shares of common stock outstanding (less any purchased shares) at the expiration time and the closing sale price of a share of common stock on the trading day next succeeding the expiration time; and
          (ii) the denominator of which will be the number of shares of common stock outstanding (including any purchased shares) at the expiration time multiplied by the closing sale price of a share of common stock on the trading day next succeeding the expiration time.
          Such adjustment will become effective immediately prior to the opening of business on the day following the expiration time. If we or any such subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but we or any such subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate will again be adjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made.
          (7) If we pay a dividend or make a distribution to all holders of our common stock consisting of capital stock of any class or series, or similar equity interests, of or relating to one of our subsidiaries or other business units, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to such distribution by a fraction,
          (i) the numerator of which will be the sum of (A) the average of the closing sale prices of the common stock for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “ex-dividend date”) plus (B) the fair market value of the securities distributed in respect of each share of common stock, which will equal the number of securities distributed in respect of each share of common stock multiplied by the average of the closing sale prices of those distributed securities for the 10 trading days commencing on and including the fifth trading day after the ex-dividend date; and
          (ii) the denominator of which will be the average of the closing sale prices of the common stock for the 10 trading days commencing on and including the fifth trading day after the ex-dividend date.
          Such adjustment will become effective immediately prior to the opening of business on the day following the fifteenth trading day after the ex-dividend date; provided that if (x) the average of the closing sale prices of our common stock for the 10 trading days commencing on and including the fifth trading day after the ex-dividend date minus (y) the fair market value of the securities distributed in respect of each share of common stock (as calculated in clause (i) above of this subsection (7)) is less than $1.00, then the adjustment provided for by this subsection (7) will not be made and in lieu thereof the provisions described under “—Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege” below will apply to such distribution.
          We may make such increases in the conversion rate in addition to those required above as our board of directors considers to be advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, we from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and our board of directors determines in good faith that such increase would be in our best interest. Whenever the conversion rate is increased pursuant to the preceding sentence, we will mail to each holder of the convertible perpetual preferred stock at the address of such holder as it appears in the stock register a notice of the increase at least 15 days prior to the date the increased conversion rate takes effect, and such notice will state the increased conversion rate and the period during which it will be in effect.

          No adjustment in the conversion rate (other than any adjustment pursuant to subsection 5 above) will be required unless such adjustment would require an increase or decrease of at least 1% in the conversion rate then in effect; provided, however, that any adjustments that by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this section will be made by us and will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment need be made for rights to purchase common stock pursuant to a plan of ours for reinvestment of dividends or interest or, except as set forth in this section, for any issuance of common stock or securities convertible, exercisable or exchangeable into common stock. To the extent the convertible perpetual preferred stock becomes convertible into cash, assets, property or securities (other than our capital stock), subject to “—Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege” below, no adjustment need be made thereafter to the conversion rate. Interest will not accrue on any cash into which the convertible perpetual preferred stock may be convertible.
          We do not currently have a stockholders rights plan in effect. However, to the extent that we have a rights plan in effect upon conversion of any shares of convertible perpetual preferred stock, each share of common stock issued upon conversion of the convertible perpetual preferred stock will be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (collectively, the “rights”), if any, that shares of common stock are entitled to receive and the certificates representing the common stock issued upon such conversion will bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by us, as the same may be amended from time to time (in each case, a “rights plan”). Notwithstanding the immediately preceding sentence, if the terms of such rights plan require that each share of common stock issued upon conversion of the convertible perpetual preferred stock at any time prior to the distribution of separate certificates representing the rights be entitled to receive such rights, then there will not be any adjustment to the conversion privilege or conversion rate as a result of the issuance of rights, but an adjustment to the conversion rate will be made pursuant to subsection (4) upon the separation of the rights from the common stock.
          “Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal other national or regional securities exchange on which the common stock is then listed or admitted to trading or, if our common stock is not listed on a national or regional securities exchange, on the principal other market on which our common stock is then traded.
          “Closing sale price” of the shares of our common stock or other capital stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of our common stock or such other capital stock or similar equity interests are traded or, if the shares of our common stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, the “closing sale price” will be the last quoted bid price for our common stock or other capital stock or similar equity interests in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If our common stock or other capital stock or similar equity interests are not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for such common stock or other capital stock or similar equity interests on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The closing sale price will be determined without reference to any extended or after-hours trading.
          “Current market price” means the average of the daily closing sale prices per share of our common stock for the 10 consecutive trading days ending on the earlier of such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of common stock, means the first date on which our common stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which this section applies occurs during the period applicable for calculating the “current market price” pursuant to this definition, the “current market price” will be calculated for such period in a manner determined by our board of directors to reflect the impact of such issuance, distribution, subdivision or combination on the closing sale price of our common stock during such period.
          You may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment.
Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege
          If any of the following events occur, namely:
•	any reclassification or change of the outstanding shares of our common stock (other than a subdivision or combination to which subsection (3) of “—Adjustments to the Conversion Rate” above applies),
•	any consolidation, merger or combination of us with another person as a result of which holders of our common stock will be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such common stock, or
•	any sale or conveyance of all or substantially all of our properties and assets to any other person as a result of which holders of our common stock will be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such common stock, then each share of convertible perpetual preferred stock will be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of common stock issuable upon conversion of such convertible perpetual preferred stock (assuming, for such purposes, a sufficient number of authorized shares of common stock are available to convert all such convertible perpetual preferred stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for the purposes of this section the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each share will be deemed to be the weighted average of the types and amounts of consideration so receivable per share by the holders of our common stock that affirmatively make such election.
          We will cause notice of the application of this section to be delivered to each holder of the convertible perpetual preferred stock at the address of such holder as it appears in the stock register within 20 days after the occurrence of any of the events specified in the bullets above. Failure to deliver such notice will not affect the legality or validity of any conversion right pursuant to this section.
          The above provisions of this section will similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of “—Adjustments to the Conversion Rate” above will apply to any shares of capital stock received by the holders of our common stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that if this section applies to any event or occurrence, the provisions of “—Adjustments to the Conversion Rate” above will not apply to such event or occurrence.
Optional Redemption
          We may not redeem any shares of convertible perpetual preferred stock before December 30, 2013. On or after December 30, 2013, we have the option to redeem, out of funds lawfully available therefor, some or all of the shares of convertible perpetual preferred stock at the redemption price (as defined below), but only if the closing sale price of the common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date we give notice of such redemption pursuant to this section exceeds 130% of the conversion price in effect on each such trading day; provided that any determination by us to call shares of the convertible perpetual preferred stock for redemption must be made by a committee of our board of directors composed entirely of “independent directors.” For these purposes, any member of our board of directors will be considered independent if they are not a director or officer of Freeport-McMoRan Copper & Gold Inc. (FCX) or Plains Exploration & Production Company (Plains), they are not an officer, employee or consultant of, or advisor to, us, FCX or Plains, they are independent of FCX and Plains within the meaning of Delaware law, as determined in good faith by our board of directors and they are otherwise independent within the meaning of the rules and regulations of The New York Stock Exchange, as determined in good faith by our board of directors.
          The “redemption price” means an amount equal to the liquidation preference per share of convertible perpetual preferred stock being redeemed, plus an amount, without duplication, equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date; provided that if the redemption date will occur after a record date and before the related dividend payment date, the redemption price will be only an amount equal to the liquidation preference per share of convertible perpetual preferred stock being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.
          Notwithstanding anything to the contrary in this section, unless full cumulative dividends (whether or not declared) on all outstanding shares of convertible perpetual preferred stock and parity stock have been paid or set apart for payment for all dividend periods terminating on or before the redemption date, none of the shares of convertible perpetual preferred stock will be redeemed, and no sum will be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of convertible perpetual preferred stock and any parity stock.
          The redemption price will be payable in cash. If we elect to redeem shares of convertible perpetual preferred stock, we will:
•	send a written notice by first class mail to each holder of record of the convertible perpetual preferred stock at such holder’s registered address not fewer than 30 nor more than 90 days prior to the redemption date, stating (i) the redemption date; (ii) the redemption price; (iii) the conversion price and the conversion ratio; (iv) the name and address of the paying agent and conversion agent, if other than us; (v) that shares of convertible perpetual preferred stock called for redemption may be converted at any time before 5:00 p.m., New York City time, on the business day immediately preceding the redemption date; (vi) that holders who want to convert shares of the convertible perpetual preferred stock must satisfy the requirements therefor set forth in the certificate of designations; (vii) that shares of the convertible perpetual preferred stock called for redemption must be surrendered to the paying agent to collect the redemption price; (viii) if fewer than all the outstanding shares of the convertible perpetual preferred stock are to be redeemed by us, the number of shares to be redeemed; (ix) that, unless we default in making payment of such redemption price, dividends in respect of the shares of convertible perpetual preferred stock called for redemption will cease to accumulate on and after the redemption date; (x) the CUSIP number of the convertible perpetual preferred stock, if one has been issued; and (xi) any other information we wish to present; and
•	publish such information on our web site on the World Wide Web.
          If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we will deposit or cause to be deposited, irrevocably, in trust for the pro rata benefit of the holders of the shares of the convertible perpetual preferred stock called for redemption, with the paying agent sufficient cash to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of convertible perpetual preferred stock upon surrender of their certificates evidencing their shares of the convertible perpetual preferred stock.
          If on the redemption date, the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible perpetual preferred stock delivered for redemption as set forth herein, dividends will cease to accumulate as of the redemption date on those shares of convertible perpetual preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price and the right to convert such shares of the convertible perpetual preferred stock.

          Payment of the redemption price for shares of convertible perpetual preferred stock is conditioned upon book-entry transfer or physical delivery of the certificates representing the convertible perpetual preferred stock, together with necessary endorsements, to the paying agent at any time after delivery of the notice of redemption. Payment of the redemption price for shares of convertible perpetual preferred stock will be made (1) on the redemption date, if book-entry transfer or physical delivery of the convertible perpetual preferred stock has been made by or on the redemption date, or (2) if book-entry transfer or physical delivery of the convertible perpetual preferred stock has not been made by or on the redemption date, at the time of such transfer or delivery.
          If the redemption date falls after a record date and before the related dividend payment date, holders of the shares of Convertible Perpetual Preferred Stock at the close of business on that record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. In that case, the redemption price payable on such redemption date will include only the liquidation preference, and will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.
          If fewer than all the outstanding shares of convertible perpetual preferred stock are to be redeemed, the number of shares to be redeemed will be determined by our board of directors and the shares to be redeemed will be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by our board of directors to be fair and appropriate.
          Upon surrender of a certificate or certificates representing shares of the convertible perpetual preferred stock that is or are redeemed in part, we will execute, and the transfer agent will authenticate and deliver to the holder, a new certificate or certificates in an amount equal to the unredeemed portion of the shares of convertible perpetual preferred stock surrendered for partial redemption.
          Our amended and restated certificate of incorporation provides that we may not redeem our common stock or other junior stock if we have not paid or set apart for payment all accumulated dividends for the current and prior dividend periods in respect of shares that have a right to cumulative dividends.
Voting Rights
          The holders of record of shares of our convertible perpetual preferred stock will not be entitled to any voting rights, except as provided in this “—Voting Rights” section, as otherwise provided in our amended and restated certificate of incorporation, or as otherwise provided by law.
          The affirmative vote of holders of at least two-thirds of the outstanding shares of the convertible perpetual preferred stock, in person or by proxy, at an annual meeting of our stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, will be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our amended and restated certificate of incorporation or the certificate of designations if the amendment would amend, alter or affect the powers, preferences or rights of the convertible perpetual preferred stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of senior stock; provided, however, that (i) any increase in the amount of the authorized common stock or currently authorized parity stock or the creation and issuance of any class or series of common stock, other junior stock or parity stock will not be deemed to adversely affect such powers, preferences or rights; and (ii) the creation of, or increase in the authorized number of, shares of any class or series of senior stock (or any warrants, rights, calls or options exercisable for or convertible into senior stock) will be deemed to adversely affect such powers, preferences or rights.
          If at any time (i) dividends on any shares of convertible perpetual preferred stock or any other class or series of parity stock having like voting rights will be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (ii) we will have failed to pay the redemption price when due, then the holders of shares of our convertible perpetual preferred stock (voting separately as a class with all other series of convertible perpetual preferred stock that are parity stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two of the authorized number of our directors (each, a “convertible perpetual preferred stock director”) at the next annual meeting of stockholders (or at a special meeting of our stockholders called for such purpose, whichever is earlier) and each subsequent annual meeting until the redemption price or all dividends accumulated on the convertible perpetual preferred stock have been fully paid or set aside for payment. The term of office of such convertible perpetual preferred stock directors will terminate immediately upon the termination of the right of the holders of convertible perpetual preferred stock and such parity stock to vote for directors. Each holder of shares of the convertible perpetual preferred stock will have one vote for each share of convertible perpetual preferred stock held. At any time after voting power to elect directors will have become vested and be continuing in the holders of the convertible perpetual preferred stock pursuant to this paragraph, or if a vacancy will exist in the office of any convertible perpetual preferred stock director, our board of directors may, and upon written request of the holders of record of at least 25% of the outstanding shares of convertible perpetual preferred stock addressed to either co-chairman of our board of directors will, call a special meeting of the holders of the convertible perpetual preferred stock (voting separately as a class with all other series of parity stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the convertible perpetual preferred stock director that such holders are entitled to elect. At any meeting held for the purpose of electing a convertible perpetual preferred stock director, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of convertible perpetual preferred stock will be required to constitute a quorum of such convertible perpetual preferred stock. Any vacancy occurring in the office of a convertible perpetual preferred stock director may be filled by the remaining convertible perpetual preferred stock director unless and until such vacancy will be filled by the holders of the convertible perpetual preferred stock and all other parity stock having like voting rights, as provided above. The convertible perpetual preferred stock directors will agree, prior to their election to office, to resign upon any termination of the right of the holders of convertible perpetual preferred stock and parity stock having like voting rights to vote as a class for convertible perpetual preferred stock directors as herein provided, and upon such termination, the convertible perpetual preferred stock directors then in office will forthwith resign.
Liquidation Preference
          In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, before any payment or distribution of our assets (whether capital or surplus) will be made to or set apart for the holders of junior stock, holders of convertible perpetual preferred stock will be entitled to receive $1,000 per share of convertible perpetual preferred stock (the “liquidation preference”) plus an amount equal to all dividends (whether or not declared), accumulated and unpaid thereon to the date of final distribution to such holders, but will not be entitled to any further payment or other participation in any distribution of our assets. If, upon our liquidation, dissolution or winding-up, our assets, or proceeds thereof, distributable among the holders of convertible perpetual preferred stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of the convertible perpetual preferred stock and any other parity stock ratably in proportion to the respective amounts that would be payable on such shares of convertible perpetual preferred stock and any such other parity stock if all amounts payable thereon were paid in full.
          Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets, nor our consolidation, merger or amalgamation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into us will be deemed to be our voluntary or involuntary liquidation, dissolution or winding-up.
          We are not required to set aside any funds to protect the liquidation preference of the shares of convertible perpetual preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of convertible perpetual preferred stock.
Transfer Agent, Paying Agent, Conversion Agent and Registrar
          The transfer agent, paying agent, conversion agent and registrar for our convertible perpetual preferred stock is Mellon Investor Services LLC.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS OF THE CONVERTIBLE PERPETUAL PREFERRED STOCK
          The following is a general discussion of the material U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences, of the purchase, ownership and disposition of our convertible perpetual preferred stock and our common stock received upon the conversion of the convertible perpetual preferred stock. Except where noted, this summary deals only with our convertible perpetual preferred stock and our common stock held as capital assets.
          As used herein, the term “U.S. holder” means a beneficial owner of our convertible perpetual preferred stock or our common stock that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
          The term “non-U.S. holder” means a beneficial owner of our convertible perpetual preferred stock or our common stock (other than a partnership) that is not a U.S. holder.
          This summary is not a detailed description of the U.S. federal income tax consequences applicable to certain holders that are subject to special treatment under the U.S. federal income tax laws, including:
•	dealers in securities;
•	certain financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	a person holding our convertible perpetual preferred stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a person who is an investor in a pass-through entity;
•	a United States person whose “functional currency” is not the U.S. dollar;
•	a “controlled foreign corporation”;
•	a “passive foreign investment company”;
•	a United States expatriate; or
•	a non-U.S. holder (as defined below) that owns, or is deemed to own, more than 5% of our common stock, more than 5% of the convertible perpetual preferred stock or convertible perpetual preferred stock having a fair market value greater than the fair market value of 5% of our common stock.
          If a partnership holds our convertible perpetual preferred stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our convertible perpetual preferred stock or our common stock, you should consult your own tax advisors.
          This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.
          This summary does not address all aspects of U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address any tax consequences under the laws of any state, local or foreign jurisdiction. If you are considering the purchase of our convertible perpetual preferred stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of our convertible perpetual preferred stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.
Tax Consequences to U.S. Holders
          Distributions. Distributions on our convertible perpetual preferred stock or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates, as discussed below. We cannot guarantee that our current and accumulated earnings and profits will be such that all distributions paid with respect to our convertible perpetual preferred stock or our common stock will qualify as dividends for U.S. federal income tax purposes. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on our convertible perpetual preferred stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of our convertible perpetual preferred stock or our common stock, the distribution first will be treated as a tax-free return of capital and will be applied against and will reduce the U.S. holder’s adjusted tax basis (but not below zero) in that share of our convertible perpetual preferred stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of our convertible perpetual preferred stock or our common stock. The amount of any such distribution in excess of the U.S. holder’s adjusted tax basis will be taxed as capital gain.
          For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on our convertible perpetual preferred stock or our common stock will constitute dividends for U.S. federal income tax purposes.
          If a U.S. holder is a corporation, dividends that are received by it will generally be eligible for a 70% dividends-received deduction under the Code. However, the Code disallows this dividends-received deduction in its entirety if our convertible perpetual preferred stock or our common stock with respect to which the dividend is paid is held by such U.S. holder for less than 46 days during the 91-day period beginning on the date that is 45 days before the date on which our convertible perpetual preferred stock or our common stock became ex-dividend with respect to such dividend. Other exceptions and restrictions may apply to reduce or eliminate the benefits of the dividends-received deduction to a corporate U.S. holder.
          Under current law, provided certain holding period requirements are satisfied, dividends received by U.S. holders that are individuals generally will be subject to a reduced maximum tax rate of 15% through December 31, 2012, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction does not apply to dividends received to the extent that U.S. holders elect to treat the dividends as “investment income,” for purposes of the rules relating to the limitation on the deductibility of investment-related interest, which may be offset by investment expense. In addition, dividends received after December 31, 2012, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income added to the Code by the Patient Protection and 2010 Reconciliation Acts.
          Sale or other disposition. A sale, exchange, or other disposition of our convertible perpetual preferred stock or our common stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and a U.S. holder’s adjusted tax basis in our convertible perpetual preferred stock or our common stock, as the case may be. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for our convertible perpetual preferred stock or our common stock exceeds one year. Under current law, net long-term capital gain realized by U.S. holders that are individuals is subject to a reduced maximum tax rate of 15%. After December 31, 2012, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations. In addition, under current law, gain recognized after December 31, 2012, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income added to the Code by the Patient Protection and 2010 Reconciliation Acts.
          Conversion of our convertible perpetual preferred stock into common stock. As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our convertible perpetual preferred stock. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the convertible perpetual preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the converted preferred stock was held prior to conversion.
          Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share.
          Adjustment of conversion rate. The conversion rate of the convertible perpetual preferred stock is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our convertible perpetual preferred stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “U.S. holders — Dividends,” if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of a U.S. holder in our earnings and profits. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock or to reflect an undeclared dividend on the convertible perpetual preferred stock will generally give rise to a deemed taxable dividend to the holders of our convertible perpetual preferred stock to the extent of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of our convertible perpetual preferred stock, however, will generally not be considered to result in a constructive dividend distribution.
          Redemption for cash. U.S. holders will generally recognize capital gain or loss on the redemption of their convertible perpetual preferred stock for cash, provided that the redemption meets at least one of the following requirements as determined under federal income tax principles:
•	the redemption is not essentially equivalent to a dividend;
•	the redemption results in a complete termination of their interest in our stock (preferred and common); or
•	the redemption is substantially disproportionate with respect to U.S. holders.
          In determining whether any of the above requirements applies, shares considered to be owned by a U.S. holder by reason of certain attribution rules must be taken into account. A redemption is not essentially equivalent to a dividend if the redemption results in a “meaningful reduction” in the holder’s proportionate interest in the corporation. It may be more difficult for a person who owns, actually or constructively by operation of the attribution rules, any of our common stock to satisfy any of the above requirements, including the requirements that there be a meaningful reduction in the holder’s proportionate interest in us.
          If the redemption satisfies any of the above requirements, such capital gain or loss will be equal to the difference between the amount of cash received by U.S. holders and their tax basis in their redeemed preferred stock. The capital gain or loss will be long-term if the holding period for the convertible perpetual preferred stock is more than one year. Notwithstanding the previous sentence, any cash received that is attributable to any accrued, declared and unpaid dividends on our convertible perpetual preferred stock will be taxed as described above under “U.S. holders — Distributions.”
          If the redemption does not satisfy any of the above requirements, then the entire amount received (without offset for their tax basis in their convertible perpetual preferred stock redeemed) will be treated as a distribution taxable as described in “U.S. holders — Distributions” above. In such case, their tax basis in their redeemed preferred stock will be allocated to their remaining stock, if any. Prospective investors should consult their own tax advisors as to the U.S. federal income tax consequences of a redemption of the convertible perpetual preferred stock.
          Information reporting and backup withholding on U.S. holders. In general, information reporting will apply to distributions in respect of our convertible perpetual preferred stock or our common stock and the proceeds from the sale, exchange or other disposition of our convertible perpetual preferred stock or our common stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.
          Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle the holder to a refund provided the required information is furnished to the IRS.
Tax Consequences to Non-U.S. Holders
          Distributions. Distributions on our convertible perpetual preferred stock or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We cannot guarantee that our current and accumulated earnings and profits will be such that all distributions paid with respect to our convertible perpetual preferred stock or our common stock will qualify as dividends for U.S. federal income tax purposes. Our accumulated earnings and profits and our current earnings and profits in future years will depend in significant part on our future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution paid on our convertible perpetual preferred stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of our convertible perpetual preferred stock or our common stock, the distribution first will be treated as a tax-free return of capital and will be applied against and will reduce the Non-U.S. holder’s adjusted tax basis (but not below zero) in that share of our convertible perpetual preferred stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the non-U.S. holder on the subsequent sale, redemption or other disposition of our convertible perpetual preferred stock or our common stock. The amount of any such distribution in excess of the U.S. holder’s adjusted tax basis will be taxed gain from the sale or exchange of such stock, the treatment of which is described below.
          For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on our convertible perpetual preferred stock or our common stock will constitute dividends for U.S. federal income tax purposes.
          Generally, distributions paid to a non-U.S. holder with respect to our convertible perpetual preferred stock or our common stock that are treated as dividends will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefit of an applicable tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

          Distributions that are treated as a dividend that are effectively connected with the conduct of a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment maintained by the non-U.S. holder, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates. In that case, we will not have to withhold U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.
          Sale or other disposition. A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the sale or exchange of our convertible perpetual preferred stock or our common stock unless:
•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder);
•	in the case of a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” (“USRPHC”), as described below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter (the “Test Period”), and either our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or the non-U.S. holder owns or has owned a threshold amount of our preferred or common stock, as described below.
          We believe that we are a USRPHC because the fair market value of our U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. Assuming this is and remains the case, a non-U.S. holder will be subject to U.S. federal income and withholding tax on income or gain realized on the sale or exchange of our convertible perpetual preferred stock unless one of the following applies:
•	our convertible preferred stock is regularly traded at the time of the sale or disposition (within the meaning of applicable U.S. Treasury regulations) and such non-U.S. holder of our convertible perpetual preferred stock has not owned and is not deemed to have owned more than 5% of our convertible perpetual preferred stock during the Test Period; or
•	our convertible perpetual preferred stock is not regularly traded at the time of the disposition (within the meaning of applicable U.S. Treasury regulations), but our common stock continues to be regularly traded (within the meaning of applicable U.S. Treasury regulations), and such non-U.S. holder of our convertible perpetual preferred stock has not owned and is not deemed to have owned our convertible perpetual preferred stock having a fair market value greater than the fair market value of 5% of our common stock determined as of certain test dates.
          A non-U.S. holder will be subject to U.S. federal income and withholding tax on income or gain realized on the sale or exchange of our common stock, unless our common stock continues to be regularly traded (within the meaning of applicable U.S. Treasury regulations) and such non-U.S. holder of our common stock has not owned and is not deemed to have owned more than 5% of our common stock during the Test Period.
          Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our convertible perpetual preferred stock or our common stock, or as owning our convertible perpetual preferred stock having a fair market value greater than the fair market value of 5% of our common stock, should consult their own tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of the convertible perpetual preferred stock or common stock.

          Conversion into common stock. Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our convertible perpetual preferred stock, except with respect to any cash received in lieu of a fractional share, which will be taxed as described above under “Non-U.S. holders — Sale or other disposition.” However, a conversion of our convertible perpetual preferred stock into our common stock by certain non-U.S. holders may be subject to U.S. federal income tax and withholding, including in particular the conversion by a non-U.S. holder of our convertible perpetual preferred stock with a fair market value greater than the fair market value of 5% of our publicly traded common stock into common stock with a fair market value of no more than 5% of the fair market value of our publicly traded common stock.
          Adjustment of conversion rate. As described above under “U.S. holders — Adjustment of conversion rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “Tax Consequences to non-U.S. holders — Distributions.” It is possible that U.S. federal tax on the deemed distributions would be withheld from dividends, shares of common stock or sales proceeds subsequently paid or credited to a non-U.S. holder. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.
          Redemption for cash. A redemption for cash of the convertible perpetual preferred stock will be characterized as either a sale of the convertible perpetual preferred stock or a distribution with respect to such stock as described above under “Tax Consequences to U.S. holders — Redemption for cash.”
          To the extent that the redemption is treated as a sale of the convertible perpetual preferred stock , a non-U.S. holder will be taxed as described under “Tax Consequences to non-U.S. holders — Sale or other disposition.” Notwithstanding the previous sentence, any cash received that is attributable to any accrued, declared and unpaid dividends on our convertible perpetual preferred stock will be taxed as described above under “Tax Consequences to non-U.S. holders — Distributions.”
          To the extent that the redemption of the convertible perpetual preferred stock is treated as a distribution, a non-U.S. holder will be taxed as described under “Tax Consequences to non-U.S. holders — Distributions.” In such case, any tax basis in the redeemed convertible perpetual preferred stock remaining after application of the rules applicable to distributions will be allocated to their remaining stock, if any. Prospective investors should consult their own tax advisors as to the U.S. federal income tax consequences of a redemption of the convertible perpetual preferred stock.
          Federal estate tax. Our convertible perpetual preferred stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
          Withholding under the Foreign Account Tax Compliance rules. Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds from dispositions of U.S. stock, unless various U.S. information reporting and due diligence requirements that are different from (and in addition to) the beneficial owner certification requirements described above have been satisfied. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the event they receive our common stock upon conversion of the notes.
          Information reporting and backup withholding on non-U.S. holders. The relevant withholding agent will report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

          A non-U.S. holder will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined in the Code), or such holder otherwise establishes an exemption.
          Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our convertible perpetual preferred stock or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the holder certifies under penalty of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
          Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

SELLING SECURITY HOLDER
          On December 30, 2010, we issued 500,000 shares of our 5.75% Convertible Perpetual Preferred Stock, Series 2 (the “convertible perpetual preferred stock”) to Freeport-McMoRan Preferred LLC (“Freeport Preferred”), a Delaware limited liability company and wholly-owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (“FCX”). The issuance did not involve a public offering and was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”).
          In connection with the completion of the issuance of the convertible perpetual preferred stock to FCX Preferred, we entered into a stockholder agreement with FCX and FCX Preferred (the “Stockholder Agreement”), pursuant to which, among other things, FCX will have the right to nominate individuals to serve on our board of directors (the “FCX Designated Directors”). For as long as FCX and its affiliates beneficially own (1) not less than 75% of the percentage of our common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate two members of our board of directors; and (2) between 25% and 75% of the percentage of our outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate one member of our board of directors; provided, however, that FCX’s designation rights will be suspended during such time as at least two members of our board of directors are also members of FCX’s board of directors. FCX will have no designation rights while FCX and its affiliates beneficially own less than 25% of the percentage of our outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates.
          FCX and its controlled affiliates, including FCX Preferred, have agreed to a 120-day lock-up period during which FCX and its controlled affiliates will not (1) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of the convertible perpetual preferred stock or shares of our common stock issuable upon conversion of the convertible perpetual preferred stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or the convertible perpetual preferred stock; provided, however, that FCX may make transfers to its wholly owned affiliates. In addition, the Stockholder Agreement provides that, prior to the first anniversary of the closing date, none of FCX, its subsidiaries, controlled affiliates or any person that is an officer or director of FCX and who serves as one of our officers or directors may sell or transfer to Plains Exploration & Production Company (“PXP”) any shares of the convertible perpetual preferred stock or any shares of the common stock issued upon conversion of the convertible perpetual preferred stock.
          While FCX, its affiliates and certain of their affiliated persons own at least 15% of our outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) acquire or seek to acquire additional securities of our company if the acquisition would result in FCX owning more than 103% of the percentage of our outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates; (2) form, join, or in any way participate in or enter into agreements with a “group” (as defined in Section 13(d)-3 of the Exchange Act) with regard to us; (3) commence a tender offer or exchange offer for the our securities; (4) agree on, offer or otherwise become involved with a merger or an acquisition transaction involving us; (5) call, or seek to call, a meeting of our shareholders, or seek to present a shareholder proposal; (6) seek to assist, advise, or finance any of the foregoing.
          While FCX and its affiliates own at least 5% of our outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) participate in any proxy solicitations with respect to our securities (other than certain permitted activities relating to solicitations by or on behalf of members of the FCX board of directors who are also members of our board of directors); or (2) enter into any agreements with regard to acquiring, voting, holding or disposing of any of our capital stock with any director or officer of FCX or PXP who is also one of our directors or officers.
          While FCX and its affiliates own at least 5% of our outstanding common stock, on a fully diluted basis, and prior to the first anniversary of the issue date, FCX and its controlled affiliates have agreed not to enter into any agreements for the purpose of acquiring, voting, holding or disposing of any of our capital stock with PXP or any of its affiliates, directors or officers (provided that the foregoing restriction shall not apply to any transaction in which either FCX or PXP or any of their controlled affiliates offers to acquire all of the outstanding shares of our common stock).
          In connection with the completion of the issuance of the convertible perpetual preferred stock to FCX Preferred, we also entered into a registration rights agreement with FCX Preferred (the “Registration Rights Agreement”) pursuant to which we agreed to, within 60 days of closing, (1) prepare and file with the SEC a shelf registration statement with respect to the securities issued to FCX Preferred (the “FCX Registrable Securities”) that would permit the FCX Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while FCX and its affiliates hold FCX Registrable Securities. In addition, under certain circumstances, the Registration Rights Agreement permits FCX to demand or participate in an underwritten public offering by us.
          The table below sets forth the name of the selling security holder, the number of shares of convertible perpetual preferred stock that such selling security holder may offer pursuant to this prospectus and the number of shares of our common stock issuable upon conversion of the convertible perpetual preferred stock that may be offered pursuant to this prospectus. The selling security holder may offer all, some or none of the convertible perpetual preferred stock or the common stock into which the convertible perpetual preferred stock is convertible, if and when converted, from time to time. Assuming all of the shares of convertible perpetual preferred stock and all of the shares of common stock issuable upon conversion of the convertible perpetual preferred stock being registered for resale is sold, the selling security holder will not own any shares of convertible perpetual preferred stock or shares of common stock after completion of this offering.
          Several of our directors and executive officers also serve as directors or officers of FCX. James R. Moffett, Richard C. Adkerson, B. M. Rankin, Jr., Robert A. Day, Gerald J. Ford and H. Devon Graham, Jr., each of whom is a director of our company, also serve as directors of FCX. Messrs. Moffett and Adkerson and Ms. Kathleen L. Quirk, each of whom is an executive officer of our company, also serve as executive officers of FCX. In addition, Ms. Nancy D. Parmelee, an executive officer of our company, also serves as an officer of FCX. As of December 31, 2010, the overlapping board members and executive officers beneficially owned approximately 16.2 million shares or 10% of our common stock.
          In addition, we are a party to a services agreement with FM Services Company (the “Services Company”), a wholly owned subsidiary of FCX, under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The Services Company also provides similar services to FCX. In 2010, we incurred approximately $7.7 million of costs under the services agreement.
          The selling security holder, including its transferees, pledgees or donees or their successors (all of whom may be the selling security holder), may from time to time offer and sell pursuant to this prospectus any or all of the convertible perpetual preferred stock and any common stock issuable upon conversion of the convertible perpetual preferred stock. When we refer to “selling security holder” in this prospectus, we mean Freeport Preferred and FCX, collectively, as well as its transferees, pledgees or donees or its successors.
          The following table sets forth certain information as of December 31, 2010 regarding the beneficial ownership of common stock by the selling security holder and the shares being offered by the selling security holder. Information with respect to beneficial ownership is based upon information obtained from the selling security holder. The selling security holder below may have sold, transferred or otherwise disposed of all or a portion of its shares of convertible perpetual preferred stock or common stock since the date on which it provided the information regarding its ownership of our securities in transactions exempt from the registration requirements of the Securities Act. All of the shares of convertible perpetual preferred stock were “restricted securities” under the Securities Act prior to being registered under the Securities Act through the filing with the SEC of the registration statement of which this prospectus forms a part. Assuming all of the shares of convertible perpetual preferred stock or the common stock issuable upon conversion of the convertible perpetual preferred stock being registered for resale are sold, the selling security holder will not own any of our securities after completion of this offering

          Information concerning the selling security holder may change from time to time and any change in the information will be set forth in supplements to this prospectus when and if necessary. In addition, the conversion rate for the convertible perpetual preferred stock and, therefore, the number of shares of common stock issuable upon conversion of the convertible perpetual preferred stock, is subject to customary anti-dilution adjustments and make-whole adjustments upon certain fundamental changes. See “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate” and “Description of the Convertible Perpetual Preferred Stock—Adjustment to Conversion Rate Upon a Fundamental Change.”

Number of Shares of
	Convertible		Number of
	Perpetual Preferred	Percentage of	Shares of
	Stock that Are	Convertible	Common Stock	Percentage of
	Owned and May be	Perpetual Preferred	That May Be	Common Stock
Name	Sold	Stock Outstanding	Sold(1)	Outstanding (2)
Freeport-McMoRan Copper & Gold Inc. Freeport-McMoRan Preferred LLC 333 N. Central Avenue Phoenix, AZ 85004	500,000	100%	31,250,000	16.5%

(1)	Assumes conversion of all of the selling security holder’s shares of convertible perpetual preferred stock at a conversion rate of 62.5 shares of common stock per share of convertible perpetual preferred stock. The conversion rate for the convertible perpetual preferred stock is subject to customary anti-dilution adjustments and make-whole adjustments upon certain fundamental changes, however, as described under “Description of the Convertible Perpetual Preferred Stock—Adjustments to the Conversion Rate” and “Description of the Convertible Perpetual Preferred Stock—Adjustment to Conversion Rate Upon a Fundamental Change.” As a result, the number of shares of common stock issuable upon conversion of the convertible perpetual preferred stock may increase or decrease in the future.

(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using approximately 158 million shares of common stock outstanding as of February 25, 2011. In calculating this amount for the selling security holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of the selling security holder’s shares of convertible perpetual preferred stock. The number of shares of common stock outstanding does not include treasury shares, shares of our common stock issuable upon conversion of our 5.75% convertible perpetual preferred stock, Series 1, our 8% convertible perpetual preferred stock, our 4% convertible senior notes due December 30, 2017, or our 5 1/4% convertible senior notes due October 6, 2011 or upon exercise of outstanding stock options or upon the vesting of restricted stock units.

PLAN OF DISTRIBUTION
          We are registering the convertible perpetual preferred stock and the common stock issuable upon conversion of the convertible perpetual preferred stock covered by this prospectus to permit holders to engage in public secondary trading of these securities from time to time after the date of this prospectus.
          The selling security holder, including its transferees, pledgees or donees or its successors (all of whom may be the selling security holder), may sell shares of the convertible perpetual preferred stock and any shares of common stock into which the convertible perpetual preferred stock is converted directly to purchasers or through underwriters, broker-dealers or agents, any of which may receive compensation in the form of discounts, concessions or commissions from the selling security holder or the purchasers of the convertible perpetual preferred stock and the common stock issuable upon conversion the convertible perpetual preferred stock. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
          The convertible perpetual preferred stock and any common stock issuable upon conversion of the convertible perpetual preferred stock may be sold in one or more transactions at:
•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
          These prices will be determined by the selling security holder or by agreement between the selling security holder and underwriters, broker-dealers or agents. The aggregate proceeds to the selling security holder from the sale of the convertible perpetual preferred stock or common stock offered by it will be the purchase price of such securities less discounts and commissions, if any. The selling security holder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the convertible perpetual preferred stock or common stock to be made directly or through agents. We will not receive any of the proceeds from any of these sales.
          The sales described in the preceding paragraph may be effected in transactions:
•	on any national securities exchange or quotation service on which the convertible perpetual preferred stock or the common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market; or
•	otherwise than on such exchanges or services or in the over-the-counter market.
          These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent for the selling security holder and the purchaser.
          In connection with the sale of the convertible perpetual preferred stock and any common stock issuable upon conversion of the convertible perpetual preferred stock or otherwise, the selling security holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the convertible perpetual preferred stock or any common stock issuable upon conversion of the convertible perpetual preferred stock to close out their short positions, or loan or pledge the convertible perpetual preferred stock or any common stock issuable upon conversion of the convertible perpetual preferred stock to broker-dealers which in turn may sell such securities.

          Our outstanding common stock is listed for trading on the New York Stock Exchange under the symbol “MMR.” We have no plans to list the convertible perpetual preferred stock on any national securities exchange or to include the convertible perpetual preferred stock in any automated quotation system upon their registration and can give no assurance regarding the development of any trading market for the convertible perpetual preferred stock. See “Risk Factors—Risks Related to the Convertible Perpetual Preferred Stock — We cannot assure you that an active trading market will develop for the convertible perpetual preferred stock.”
          In order to comply with the securities laws of some states, if applicable, the convertible perpetual preferred stock and any common stock issuable upon conversion of the convertible perpetual preferred stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the convertible perpetual preferred stock and any common stock issuable upon conversion of the convertible perpetual preferred stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
          The selling security holder and any underwriters, broker-dealers or agents that participate in the sale of the convertible perpetual preferred stock and any common stock issuable upon conversion thereof may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of convertible perpetual preferred stock or the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. A selling security holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling security holder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.
          The selling security holder has not advised us of any current plans, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of the convertible perpetual preferred stock and any common stock issuable upon conversion thereof. The selling security holder may choose not to sell a portion or all of the shares of convertible perpetual preferred stock and shares of common stock offered by them under this prospectus. In addition, we cannot assure you that the selling security holder will not transfer, devise or gift the shares of convertible perpetual preferred stock and the shares of common stock by other means not described in this prospectus. Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus.
          To the extent required, the specific shares of convertible perpetual preferred stock or common stock to be sold, the names of the selling security holder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.
          We originally issued the convertible perpetual preferred stock to FCX Preferred pursuant to a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. We entered into a registration rights agreement with FCX Preferred for FCX Preferred’s benefit to register the shares of convertible perpetual preferred stock and common stock issuable upon conversion thereof under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling security holder and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the shares of convertible perpetual preferred stock and any common stock issuable upon conversion thereof, including liabilities under the Securities Act. We have agreed, among other things, to pay all expenses relating to the shelf registration statement of which this prospectus forms a part.
          Under the registration rights agreement, we are obligated to use our commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of:

•	when all of the shares of convertible perpetual preferred stock and common stock issuable upon conversion thereof cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to the registration statement of which this prospectus forms a part or (B) sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act;
•	the shares of convertible perpetual preferred stock and common stock issuable upon conversion thereof are eligible to be sold by the holder thereof without restriction as to volume pursuant to Rule 144 under the Securities Act;
•	the shares of common stock are held by us or one of our subsidiaries; and
•	when all shares of common stock are sold in a private transaction in which the transferor’s rights under the registration rights agreement are not assigned to the transferee of such securities pursuant to the registration rights agreement.
          Our obligation to keep the registration statement of which this prospectus forms a part effective is subject to specified exceptions set forth in the registration rights agreement. In the event an exception applies or is available, we may prohibit offers and sales of shares of the convertible perpetual preferred stock and common stock pursuant to this registration statement of which this prospectus forms a part. In addition, we may suspend the availability of the registration statement for which this prospectus forms a part if our management determines, in its reasonable discretion, that because of pending corporate developments, such a suspension is appropriate. The periods during which we may suspend the availability of the registration of which this prospectus forms a part may not, however, exceed a total of 45 days in any 180-day period or a total of 90 days in any 365-day period. Prior to suspending the availability of the registration statement of which this prospectus forms a part, we must provide the holder of the securities with written notice of such suspension.
LEGAL MATTERS
          The validity of the offered securities will be passed upon by Douglas N. Currault II, the Assistant General Counsel and Assistant Secretary of the Company. Mr. Currault owns less than 1% of our outstanding shares of common stock. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for the selling security holder or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
          Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of our internal control over financial reporting as of December 31, 2010 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
          The audited historical statements of revenues and direct operating expenses of the oil and gas properties acquired from Plains Exploration & Production Company, included on page 1 through 7 of Exhibit 99.1 of our Current Report on Form 8-K/A dated January 28, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
RESERVES
          The information regarding our proved oil and gas reserves as of December 31, 2010, 2009 and 2008 that is included or incorporated by reference herein, has been reviewed and verified by Ryder Scott Company, L.P. (“Ryder

Scott”). This reserve information has been included or incorporated by reference herein upon the authority of Ryder Scott, as experts in petroleum engineering and oil and gas reserve determination.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.mcmoran.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
          We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.
          We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•	The portions of our definitive Proxy Statement filed on March 25, 2010 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009;
•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2011 and February 28, 2011 and on Form 8-K/A filed with the SEC on January 28, 2011; and
•	Registration Statement on Form 8-A, as amended, for a description of our common stock, par value $0.01 per share, filed on January 28, 2011, including any amendments or reports filed for the purpose of updating such description, which is also incorporated by reference herein.
          We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112, (504) 582-4000.
          This prospectus or information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
          You should rely only upon the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.
          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
* * * * * * * * * *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby:

SEC registration fee	$58,050
Legal fees and expenses	15,000
Accounting fees and expenses	24,500
Transfer agent fees and expenses	2,500
Miscellaneous	4,950

Total	$105,000
Item 15. Indemnification of Directors and Officers.
          Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any authorization of the payment of a dividend or approval of a stock repurchase in violation of Delaware corporate law or for any transaction from which the director derived an improper personal benefit.
          Article VIII of our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (1) for any breach of the duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (4) transactions from which directors derive improper personal benefit.
          Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
          Article VIII of our amended and restated certificate of incorporation provides that our company shall indemnify any person who is or was a director, officer, employee or agent of our company, to the fullest extent authorized by law. In addition, Section 10 of our amended and restated bylaws provides that we shall defend and indemnify each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding by reason of the fact that the person is or was our director, officer, employee or agent if:
•	the director, officer, agent or employee is successful in defending the claim on its merits or otherwise; or
•	the director, officer, agent or employee meets the standard of conduct described in Section 9 of our bylaws.
          However, the director, officer, agent or employee of our company will not be entitled to indemnification if:

•	the claim is one brought by the director, officer, agent or employee against our company; or
•	the claim is one brought by the director, officer, agent or employee as a derivative action by our company or in the right of our company, and the action is not approved by our board of directors.
          The rights conferred by Article VIII of our amended and restated certificate of incorporation and Section 10 of our amended and restated bylaws are contractual rights and include the right to be paid by us the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.
          We have an insurance policy insuring our directors and officers against certain liabilities, including liabilities under the Securities Act.
Item 16. Exhibit Index.
          The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
               (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
               (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
* * * * * * * * * *

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 28, 2011.

MCMORAN EXPLORATION CO.
By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James R. Moffett	Co-Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2011

/s/ Richard C. Adkerson Richard C. Adkerson	Co-Chairman of the Board	February 28, 2011

* B.M. Rankin, Jr.	Vice Chairman of the Board	February 28, 2011

* C. Howard Murrish	Executive Vice President	February 28, 2011

/s/ Nancy D. Parmelee Nancy D. Parmelee	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	February 28, 2011

* C. Donald Whitmire, Jr.	Vice President and Controller- Financial Reporting (Principal Accounting Officer)	February 28, 2011

* A. Peyton Bush, III	Director	February 28, 2011

* William P. Carmichael	Director	February 28, 2011

* Robert A. Day	Director	February 28, 2011

* James C. Flores	Director	February 28, 2011

* Gerald J. Ford	Director	February 28, 2011

S-1

Signature	Title	Date

* H. Devon Graham, Jr.	Director	February 28, 2011

* Suzanne T. Mestayer	Director	February 28, 2011

* John F. Wombwell	Director	February 28, 2011

* By:	/s/ Richard C. Adkerson
Richard C. Adkerson
Attorney-in-Fact

S-2

McMoRan Exploration Co.
Exhibit Index

Filed with
		this Form	Incorporated by Reference
Number	Exhibit Title	S-3	Form	File No.	Date Filed

2.1	Agreement and Plan of Merger dated as of August 1, 1998		S-4	333-61171	10/06/1998

2.2
Agreement and Plan of Merger dated September 19, 2010, by and among McMoRan Exploration Co., McMoRan Oil & Gas LLC, McMoRan GOM, LLC and McMoRan Offshore LLC, and Plains Exploration & Production Company, PXP Gulf Properties LLC and PXP Offshore LLC
			10-Q	001-07791	11/09/2010

3.1	Composite Certificate of Incorporation of McMoRan Exploration Co.		8-A	001-07791	01/28/2011

3.2	Amended and Restated By-Laws of McMoRan Exploration Co. as amended effective through February 1, 2010		8-K	001-07791	02/03/2010

3.3	Certificate of Designations of 5.75% Convertible Perpetual Preferred Stock, Series 1		8-K	001-07791	01/04/2011

3.4	Certificate of Designations of 5.75% Convertible Perpetual Preferred Stock, Series 2		8-K	001-07791	01/04/2011

4.1	Form of Certificate of McMoRan Exploration Co. Common Stock		S-4	333-61171	10/06/1998

4.2
Standstill Agreement dated August 5, 1999 between McMoRan Exploration Co. and Alpine Capital, L.P., Robert W. Bruce III, Algenpar, Inc, J. Taylor Crandall, Susan C. Bruce, Keystone, Inc., Robert M. Bass, the Anne T. and Robert M. Bass Foundation, Anne T. Bass and The Robert Bruce Management Company, Inc. Defined Benefit Pension Trust
			10-Q	001-07791	11/12/1999

4.3	Purchase Agreement dated September 30, 2004, by and among McMoRan Exploration Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc.		8-K	001-07791	10/07/2004

4.4	Indenture dated October 6, 2004 by and among McMoRan Exploration Co. and The Bank of New York Mellon, as trustee		8-K	001-07791	10/07/2004

4.5	First Supplemental Indenture dated as of November 14, 2007, by and between McMoRan and the Bank of New York, as trustee (related to the 11.875% Senior Notes due 2014)		8-K	001-07791	11/15/2007

4.6	Collateral Pledge and Security Agreement dated October 6, 2004 by and among McMoRan Exploration Co., as pledgor, The Bank of New York, as trustee and the Bank of New York, as collateral agent		8-K	001-07791	10/07/2004

E-1

Filed with
		this Form	Incorporated by Reference
Number	Exhibit Title	S-3	Form	File No.	Date Filed

4.7
Registration Rights Agreement dated October 6, 2004 by and among McMoRan Exploration Co., as issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Jefferies & Company, Inc. as Initial Purchasers
			8-K	001-07791	10/07/2004

4.8	Registration Rights Agreement dated December 30, 2010, by and among McMoRan Exploration Co. and Plains Exploration & Production Company		8-K	001-07791	01/04/2011

4.9	Registration Rights Agreement (related to the 4% Convertible Senior Notes) dated December 30, 2010 by and among McMoRan Exploration Co. and investors		8-K	001-07791	01/04/2011

4.10	Registration Rights Agreement (related to the 5.75% Convertible Perpetual Preferred Stock, Series 1) dated December 30, 2010 by and among McMoRan Exploration Co. and investors		8-K	001-07791	01/04/2011

4.11	Registration Rights Agreement dated December 30, 2010 by and among McMoRan Exploration Co. and Freeport-McMoRan Preferred LLC		8-K	001-07791	01/04/2011

4.12	Indenture dated December 30, 2010 by and among McMoRan Exploration Co. and U.S. Bank National Association, as trustee		8-K	001-07791	01/04/2011

5.1	Opinion of Douglas N. Currault, II, Assistant General Counsel and Assistant Secretary of McMoRan Exploration Co.	X

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges		10-K	001-07791	02/28/2011

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of PricewaterhouseCoopers LLP	X

23.3	Consent of Douglas N. Currault, II, Assistant General Counsel and Assistant Secretary of McMoRan Exploration Co. (included in Exhibit 5.1)	X

23.4	Consent of Ryder Scott Company, L.P.	X

24.1	Powers of Attorney (pursuant to which this registration statement has been signed on behalf of certain officers and directors of McMoRan Exploration Co.)	X

E-2